Authorization ID AAA4442
Investment ID M-0005934

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

by

ESCARPMENT VILLAGE, L.P.,
as Borrower

to

RANDI MARGOLIN,
as Trustee

for the benefit of

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,
as Lender

Property Known As

Escarpment Village
Slaughter Lane at Escarpment Blvd.
Austin, Texas

After Recordation This Deed of Trust Should Be Returned To:

Randi Margolin, Esquire
c/o Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING made this 30th day of June, 2006 by ESCARPMENT VILLAGE, L.P., a Texas limited partnership (“Borrower”) having its principal place of business at c/o Stratus Properties Inc., 98 San Jacinto Blvd., Suite 220, Austin, Texas 78701, to Randi Margolin (“Trustee”), an individual having an office at 730 Third Avenue, New York, New York 10017, for the benefit of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Lender”), a New York corporation, having an address at 730 Third Avenue, New York, New York l0017.

RECITALS:

A.  Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in the maximum principal amount of $22,800,000.00.

B.  To evidence the Loan, Borrower executed and delivered to Lender a promissory note (the “Note”), dated the date of this Deed of Trust, in the principal amount of TWENTY-TWO MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($22,800,000.00) (that amount or so much as is outstanding from time to time is referred to as the “Principal”), promising to pay the Principal with interest thereon to the order of Lender as set forth in the Note and with the balance, if any, of the Debt being due and payable on July 1, 2016 (the “Maturity Date”).

C.  To secure the Note, this Deed of Trust grants, bargains, sells and conveys, among other things, Borrower’s fee interest in the real property located in the City of Austin, County of Travis, State of Texas more particularly described in Exhibit A (the “Land”) to Trustee.

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1  Definitions. Capitalized terms used in this Deed of Trust are defined in Exhibit B or in the text with a cross-reference in Exhibit B.

Section 1.2  Rules of Construction. This Deed of Trust will be interpreted in accordance with the rules of construction set forth in Exhibit C.

ARTICLE II

GRANTING CLAUSES

Section 2.1  Encumbered Property. Borrower irrevocably grants, bargains, sells, transfers, conveys and assigns to Trustee, the following property, rights, interests and estates now or in the future owned or held by Borrower (the “Property”) for the uses and purposes set forth in this Deed of Trust (capitalized terms used in this Section 2.1 and not defined in this Deed of Trust have the meanings ascribed to them in the Uniform Commercial Code):

(i)  the Land;

(ii)  all buildings and improvements located on the Land (the “Improvements”);

(iii)  all right, title and interest Borrower has in and to all easements; rights of way or use, including any rights of ingress and egress; streets, roads, ways, sidewalks, alleys and passages; strips and gores; sewer rights; water, water rights, water courses, riparian rights and drainage rights; air rights and development rights; oil and mineral rights; and tenements, hereditaments and appurtenances, in each instance adjoining or otherwise appurtenant to or benefiting the Land or the Improvements;

(iv)  all right, title and interest Borrower has in and to all General Intangibles (including Software) and Goods, related to, attached to, contained in or used in connection with the Land or the Improvements (excluding personal property owned by tenants);

(v)  the interest of Borrower, to the extent related to the Land, in all agreements, ground leases, grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, cooperative, condominium or similar ownership or conversion plans, management, leasing, brokerage or parking agreements or other material documents affecting Borrower or the Property, including the documents described on Exhibit D but expressly excluding the Leases (the “Property Documents”);

(vi)  all Inventory held for sale, lease or resale or furnished or to be furnished under contracts of service, or used or consumed in the ownership, use or operation of the Property, and all Documents of title evidencing any part of any of the foregoing;

(vii)  all Accounts, Documents, Goods, Instruments, money, Deposit Accounts, Chattel Paper, Letter-of-Credit Rights, Investment Property, General Intangibles and Supporting Obligations relating to the Property, including all deposits held from time to time by the Accumulations Depositary to provide reserves for Taxes and Assessments together with interest thereon, if any (the “Accumulations”), and all deposits for reserves held from time to time by Lender’s pledge agent in accordance with the Reserve and Security Agreements described in the Section entitled “Reserves” and all accounts established to maintain the deposits together with investments thereof and interest thereon;

(viii)  all awards and other compensation paid after the date of this Deed of Trust for any Condemnation (the “Condemnation Awards”);

(ix)  all proceeds of and all unearned premiums on the Policies (the “Insurance Proceeds”);

(x)  all right, title and interest of Borrower in all licenses, certificates of occupancy, contracts, management agreements, operating agreements, operating covenants, franchise agreements, permits and variances relating to the Property;

(xi)  all books, records and other information, wherever located, which are in Borrower’s possession, custody or control or to which Borrower is entitled at law or in equity and which are related to the Property, including all computer hardware and software or other equipment used to record, store, manage, manipulate or access the information; and

(xii)  all after-acquired title to or remainder or reversion in any of the Property; all proceeds (excluding, however, sales or other dispositions of Inventory in the ordinary course of the business of operating the Land or the Improvements), replacements, substitutions, products, accessions and increases, all additions, accessions and extensions to, improvements of and substitutions or replacements for any of the Property described in this Section; and all additional lands, estates, interests, rights or other property acquired by Borrower after the date of this Deed of Trust for use in connection with the Land or the Improvements, all without the need for any additional mortgage, assignment, pledge or conveyance to Lender but Borrower will execute and deliver to Lender, upon Lender’s request, any documents reasonably requested by Lender to further evidence the foregoing.

Section 2.2  Habendum Clause. The Property, together with all and singular rights, hereditaments and appurtenances in any way appertaining or belonging to the Property is conveyed to Trustee and Trustee’s successors, assigns or substitutes in this trust, to have and to hold forever in trust and for the uses and purposes set forth in this Deed of Trust.

Section 2.3  Security Agreement.

(a)  This Deed of Trust also constitutes a security agreement with respect to, and Borrower hereby grants to Lender a security interest in, the Collateral. This Deed of Trust shall constitute a “fixture filing” for purposes of Chapter 9 of the Uniform Commercial Code. Portions of the Collateral are or may become fixtures.

(b)  For purposes of the fixture filing, Borrower represents, as of the date hereof, that the following information set forth in clauses (i), (v) and (vi), is true and correct:

(i)  The exact legal name and address of Debtor is:

Escarpment Village, L.P.
98 San Jacinto Blvd, Suite 220
Austin, Texas 78701

(ii)  Name and address of Secured Party:

Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, NY 10017

(iii)  Description of the types (or items) of property covered by this Financing Statement: all of the property described in section ii-xii of the Section entitled “Encumbered Property” described or referred to herein and included as part of the Property.

(iv)  Description of real estate to which collateral is attached or upon which it is located: Described in Exhibit A.

(v)  Debtor’s Federal Tax ID Number: 20-0917067, and Debtor’s Organizational Number in Texas is 80032932.

(vi)  Debtor’s chief executive office and principal place of business are both located in the State of Texas, and Debtor’s state of formation is the State of Texas.

Lender may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Deed of Trust or of any other security agreement or financing statement is sufficient as a financing statement.

Section 2.4  Common Law Assignment. To the extent that any of the Collateral is not subject to the Uniform Commercial Code of the state or states where it is situated, Borrower hereby assigns to Lender all of Borrower’s right, title, and interest in and to the Collateral to secure the indebtedness secured hereby, together with the right of set-off with regard to such Collateral (or any part thereof). Release of the lien of this Deed of Trust will automatically terminate this assignment.

Section 2.5  Warrant. Borrower, for Borrower and its successors and assigns, hereby agrees to warrant and forever defend, all and singular, title to the Property unto Trustee, and Trustee’s successors or substitutes in this trust, forever, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject, however, to the Permitted Exceptions.

Section 2.6  Deed of Trust as Security. This Deed of Trust, and all rights, remedies, powers, privileges, and benefits, and all titles, interests, liens, and security interests created hereby, or arising by virtue hereof, are given to secure payment and performance of the Obligations.

ARTICLE III

OBLIGATIONS SECURED

Section 3.1  The Obligations. This Deed of Trust secures the Principal, the Interest, the Late Charges, the Prepayment Premiums, the Expenses, any additional advances made by Lender in connection with the Property or the Loan and all other amounts payable under the Loan Documents together with all renewals, extension, modification, refinancings and rearrangements thereof (the “Debt”) and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed under the Loan Documents (the “Obligations”).

ARTICLE IV

TITLE AND AUTHORITY

Section 4.1  Title to the Property.

(a)  Subject to the conveyance effectuated by this Deed of Trust, Borrower has and will continue to have good and indefeasible title in fee simple absolute to the Land and the Improvements and good and marketable title to the Fixtures and Personal Property, all free and clear of liens, encumbrances and charges except the Permitted Exceptions. To Borrower’s knowledge, there are no facts or circumstances that might give rise to a lien, encumbrance or charge on the Property, except as contemplated hereby or shown as a Permitted Exception.

(b)  Borrower owns and will continue to own all of the other Property free and clear of all liens, encumbrances and charges except the Permitted Exceptions.

(c)  This Deed of Trust is and will remain a valid and enforceable first lien on and security interest in the Property, subject only to the Permitted Exceptions.

Section 4.2  Authority.

(a)  Borrower is and will continue to be (i) duly organized, validly existing and in good standing under the Laws of the state in which it was formed, organized or incorporated as set forth in Section 2.3 and (ii) duly qualified to conduct business, in good standing, in the state or commonwealth where the Property is located.

(b)  Borrower has and will continue to have all approvals required by Law or otherwise and full right, power and authority to (i) own and operate the Property and carry on Borrower’s business as now conducted or as proposed to be conducted; (ii) execute and deliver the Loan Documents; (iii) grant, mortgage, warrant the title to, convey, assign and pledge the Property to Lender pursuant to the provisions of this Deed of Trust; and (iv) perform the Obligations.

(c)  The execution and delivery of the Loan Documents and the performance of the Obligations do not and will not conflict with or result in a default under any Laws or any Leases or Property Documents and do not and will not conflict with or result in a default under any agreement binding upon any party to the Loan Documents.

(d)  The Loan Documents constitute and will continue to constitute legal, valid and binding obligations of all parties to the Loan Documents enforceable in accordance with their respective terms, subject to laws regarding bankruptcy, insolvency, liquidation, receivership and reorganization.

(e)  Borrower has not changed its legal name or its state or commonwealth of organization or the state where its place of business is located, as set forth in Section 2.3, in the four months prior to the date hereof, except as Borrower has disclosed any such change to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.

(f)  Borrower has not (i) merged with or into any other entity or otherwise been involved in any reorganization or (ii) acquired substantially all of the assets of any other entity where Borrower became subject to the obligations of such entity, for a period of one year ending on the date hereof, except as Borrower has disclosed any such change, merger, reorganization or acquisition to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.

Section 4.3  No Foreign Person. Neither Borrower nor the entity into which Borrower is disregarded for Federal tax purposes is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.4  Litigation. There are no Proceedings or, to Borrower’s knowledge, investigations against or affecting Borrower or the Property and, to Borrower’s knowledge, there are no facts or circumstances that might give rise to a Proceeding or an investigation against or affecting Borrower or the Property. Borrower will give Lender prompt notice of the commencement of any Proceeding or investigation against or affecting the Property or Borrower which could have a material adverse effect on the Property or on Lender’s interests in the Property or under the Loan Documents and, at Borrower’s expense, will appear in and defend any such Proceeding or investigation. Borrower also will deliver to Lender such additional information relating to the Proceeding or investigation as Lender may request from time to time.

ARTICLE V

PROPERTY STATUS, MAINTENANCE AND LEASES

Section 5.1  Status of the Property.

(a)  Borrower has obtained and will maintain in full force and effect all certificates, licenses, permits and approvals that are issued or required by Law or by any entity having jurisdiction over the Property or over Borrower or that are necessary for the Permitted Use, for occupancy and operation of the Property for the conveyance described in this Deed of Trust and for the conduct of Borrower’s business on the Property in accordance with the Permitted Use; provided the Leases shall require each of the tenants to obtain specific licenses and permits required by their operations such as health department licenses and alcohol and mixed beverage permits, .

(b)  The Property is and will continue to be serviced by all public utilities required for the Permitted Use of the Property.

(c)  All roads and streets necessary for service of and access to the Property for the current or contemplated use of the Property have been completed and are and will continue to be serviceable, physically open and dedicated to and accepted by the Government for use by the public.

(d)  The Property is free from damage caused by a Casualty.

(e)  All costs and expenses of labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full, other than certain leasehold improvements by tenants for which tenants are responsible for payment.

Section 5.2  Maintenance of the Property. Borrower will maintain the Property in thorough repair and good and safe condition, suitable for the Permitted Use, including, to the extent necessary, replacing the Fixtures and Personal Property with property at least equal in quality and condition to that being replaced and free of liens. Borrower will not erect any new buildings, building additions or other structures on the Land or otherwise materially alter the Improvements without Lender’s prior consent which may be withheld in Lender’s sole discretion (which approval for tenant improvements that are not structural in nature may be in the form of approval or deemed approval of a Lease; structural improvements or alterations will require Lender’s approval). The Property will be managed by Trammell Crow Central Texas, Ltd or another property manager satisfactory to Lender pursuant to a management agreement satisfactory to Lender and terminable by Borrower upon 30 days notice to the property manager.

Section 5.3  Change in Use. Borrower will use and permit the use of the Property for the Permitted Use and for no other purpose.

Section 5.4  Waste. Borrower will not commit or permit any waste (including economic and non-physical waste), impairment or deterioration of the Property or any alteration, demolition or removal of any of the Property (except as may be expressly permitted by the provisions of this Deed of Trust) without Lender’s prior consent which may be withheld in Lender’s sole discretion.

Section 5.5  Inspection of the Property. Subject to the rights of tenants under the Leases, Lender has the right to enter and inspect the Property on reasonable prior notice, except during the existence of an Event of Default, when no prior notice is necessary. Lender has the right to engage an independent expert to review and report on Borrower’s compliance with Borrower’s obligations under this Deed of Trust to maintain the Property, comply with Law and refrain from waste, impairment or deterioration of the Property and the alteration, demolition or removal of any of the Property except as may be permitted by the provisions of this Deed of Trust. If the independent expert’s report discloses material failure to comply with such obligations or if Lender engages the independent expert after the occurrence of an Event of

Default, then the independent expert’s review and report will be at Borrower’s expense, payable on demand.

Section 5.6  Leases and Rents.

(a)  Borrower assigns the Leases and the Rents to Lender absolutely and unconditionally and not merely as additional collateral or security for the payment and performance of the Obligations, but subject to a license back to Borrower of the right to collect the Rents unless and until an Event of Default occurs at which time the license will terminate automatically, all as more particularly set forth in the Assignment, the provisions of which are incorporated in this Deed of Trust by reference.

(b)  Borrower appoints Lender as Borrower’s attorney-in-fact to execute unilaterally and record, at Lender’s election, a document subordinating this Deed of Trust to the Leases, provided that the subordination will not affect (i) the priority of Lender’s entitlement to Insurance Proceeds or Condemnation Awards or (ii) the priority of this Deed of Trust over intervening liens or liens arising under or with respect to the Leases.

Section 5.7  Parking. Borrower will provide, maintenance and light parking areas within the Property, including any sidewalks, aisles, streets, driveways, sidewalk cuts and rights-of-way to and from the adjacent public streets, in a manner consistent with the Permitted Use and sufficient to accommodate the greatest of: (i) the number of parking spaces required by Law; (ii) the number of parking spaces required by the Leases and the Property Documents; or (iii) 577 parking spaces. The parking areas will be reserved and used exclusively for ingress, egress and parking for Borrower and the tenants under the Leases and their respective employees, customers and invitees and in accordance with the Leases and the Property Documents.

Section 5.8  Separate Tax Lot. The Property is and will remain assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any property that is not part of the Property.

Section 5.9  Changes in Zoning or Restrictive Covenants. Borrower will not (i) initiate, join in or consent to any change in any Laws pertaining to zoning, any restrictive covenant or other restriction which would restrict the Permitted Uses for the Property; (ii) permit the Property to be used to fulfill any requirements of Law for the construction or maintenance of any improvements on property that is not part of the Property; (iii) permit the Property to be used for any purpose not included in the Permitted Use; or (iv) impair the integrity of the Property as a single, legally subdivided zoning lots separate from all other property.

Section 5.10  Lender’s Right to Appear. Lender has the right to appear in and defend any Proceeding brought regarding the Property and to bring any Proceeding, in the name and on behalf of Borrower or in Lender’s name, which Lender, in its sole discretion, determines should be brought to protect Lender’s interest in the Property.

ARTICLE VI

IMPOSITIONS AND ACCUMULATIONS

Section 6.1  Impositions.

(a)  Borrower will pay each Imposition at least 15 days before the date (the “Imposition Penalty Date”) that is the earlier of (i) the date on which the Imposition becomes delinquent and (ii) the date on which any penalty, interest or charge for non-payment of the Imposition accrues.

(b)  At least 10 days before each Imposition Penalty Date, Borrower will deliver to Lender a receipted bill or other evidence of payment.

(c)  Borrower, at its own expense, may contest any Taxes or Assessments, provided that the following conditions are met:

(i)  not less than 30 days prior to the Imposition Penalty Date, Borrower delivers to Lender notice of the proposed contest;

(ii)  the contest is by a Proceeding promptly initiated and conducted diligently and in good faith;

(iii)  there is no Event of Default;

(iv)  the Proceeding suspends the collection of the contested Taxes or Assessments;

(v)  the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

(vi)  the Proceeding precludes imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit; and

(vii)  Borrower either deposits with the Accumulations Depositary reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the contested Taxes or Assessments, together with all interest and penalties or Borrower pays all of the contested Taxes or Assessments under protest.

(d)  Installment Payments. If any Assessment is payable in installments, Borrower will nevertheless pay the Assessment in its entirety on the day the first installment becomes due and payable or a lien, unless Lender, in its sole discretion, approves payment of the Assessment in installments.

Section 6.2  Accumulations.

(a)  Borrower made an initial deposit with either Lender or a mortgage servicer or financial institution designated or approved by Lender from time to time, acting on behalf of Lender as Lender’s agent or otherwise such that Lender is the “customer”, as defined in the Uniform Commercial Code, of the depository bank with respect to the deposit account into which the Accumulations are deposited, to receive, hold and disburse the Accumulations in accordance with this Section (the “Accumulations Depositary”). On the first day of each calendar month during the Term Borrower will deposit with the Accumulations Depositary an amount equal to 1/12 of the annual Taxes and Assessments as determined by Lender or its designee. At least 45 days before each Imposition Penalty Date, Borrower will deliver to the Accumulations Depositary any bills and other documents that are necessary to pay the Taxes and Assessments.

(b)  Prior to an Event of Default the Accumulations will be applied to the payment of Taxes and Assessments. From and after an Event of Default, Lender may apply the Accumulations to the balance of the Debt in such order as Lender determines. Any excess Accumulations after payment of Taxes and Assessments will be returned to Borrower or credited against future payments of the Accumulations, at Lender’s election or as required by Law. If the Accumulations are not sufficient to pay Taxes and Assessments, Borrower will pay the deficiency to the Accumulations Depositary within 5 days of demand.

(c)  The Accumulations Depositary will hold the Accumulations as security for the Obligations until applied in accordance with the provisions of this Deed of Trust and any agreement among Borrower, Lender and the Accumulations Depositary. If Lender is not the Accumulations Depositary, the Accumulations Depositary will deliver the Accumulations to Lender upon Lender’s demand at any time after an Event of Default.

(d)  If the Property is sold or conveyed other than by foreclosure or transfer in lieu of foreclosure, all right, title and interest of Borrower to the Accumulations will automatically, and without necessity of further assignment, be held for the account of the new owner, subject to the provisions of this Section and Borrower will have no further interest in the Accumulations.

(e)  The Accumulations Depositary has deposited the initial deposit and will deposit the monthly deposits into a separate interest bearing account with Lender denominated as secured party, all in accordance with an agreement among Borrower, Lender and the Accumulations Depositary dated the date of this Deed of Trust.

(f)  Lender has the right to pay, or to direct the Accumulations Depositary to pay, any Taxes or Assessments unless Borrower is contesting the Taxes or Assessments in accordance with the provisions of this Deed of Trust, in which event any payment of the contested Taxes or Assessments will be made under protest in the manner prescribed by Law or, at Lender’s election, will be withheld.

(g)  If Lender assigns this Deed of Trust, Lender will pay, or cause the Accumulations Depositary to pay, the unapplied balance of the Accumulations to or at the direction of the assignee. Simultaneously with the payment, Lender and the Accumulations Depositary will be released from all liability with respect to the Accumulations and Borrower will look solely to the assignee with respect to the Accumulations. When the Obligations have been fully satisfied, any unapplied balance of the Accumulations will be returned to Borrower. At any time after an Event of Default occurs, Lender may apply the Accumulations as a credit against any portion of the Debt selected by Lender in its sole discretion.

Section 6.3  Changes in Tax Laws. If a Law requires the deduction of the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt, any Loan Document or Lender’s interest in the Property, Borrower will pay the tax with interest and penalties, if any. If Lender determines that Borrower’s payment of the tax may be unlawful, unenforceable, usurious or taxable to Lender, the Debt will become immediately due and payable on 90 days’ prior written notice without any prepayment premium or penalty unless the tax must be paid within the 90-day period, in which case, the Debt will be due and payable within the lesser period.

Section 6.4  Reserves. Borrower made an initial deposit and will make monthly deposits into an account established as security for the payment and performance of the Obligations, to be held and disbursed in accordance with a Tenant Improvement Pledge and Security Agreement (the “Reserve and Security Agreement”) dated the date of this Deed of Trust among Borrower, Lender and Lender’s pledge agent.

ARTICLE VII

INSURANCE, CASUALTY, CONDEMNATION AND RESTORATION

Section 7.1  Insurance Coverages.

(a)  Borrower will maintain such insurance coverages and endorsements in form and substance and in amounts as Lender may require in its sole discretion, from time to time. Until Lender notifies Borrower of changes in Lender’s requirements, Borrower will maintain not less than the insurance coverages and endorsements Lender required for closing of the Loan.

(b)  The insurance, including renewals, required under this Section will be issued on valid and enforceable policies and endorsements satisfactory to Lender (the “Policies”).Each Policy will contain a standard waiver of subrogation and a replacement cost endorsement and will provide that Lender will receive not less than 30 days’ prior written notice of any cancellation, termination or non-renewal of a Policy or any material change other than an increase in coverage and that Lender will be named under a standard mortgage endorsement as loss payee.

(c)  The insurance companies issuing the Policies (the “Insurers”) must be authorized to do business in the State or Commonwealth where the Property is located,

must have been in business for at least 5 years, must carry an A.M. Best Company, Inc. policy holder rating of A or better and an A.M. Best Company, Inc. financial category rating of Class X or better and must be otherwise satisfactory to Lender. Lender may select an alternative credit rating agency and may impose different credit rating standards for the Insurers. Notwithstanding Lender’s right to approve the Insurers and to establish credit rating standards for the Insurers, Lender will not be responsible for the solvency of any Insurer.

(d)  Notwithstanding Lender’s rights under this Article, Lender will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

(e)  Borrower will comply with the provisions of the Policies and with the requirements, notices and demands imposed by the Insurers and applicable to Borrower or the Property.

(f)  Borrower will pay the Insurance Premiums for each Policy not less than 30 days before the expiration date of the Policy being replaced or renewed and will deliver to Lender an original certificate of insurance not less than 15 days prior to the expiration of the Policy and an original or, if a blanket policy, a certified copy of each Policy marked “Paid” not less than 30 days thereafter.

(g)  Borrower will not carry separate insurance concurrent in kind or form or contributing in the event of loss with any other insurance carried by Borrower.

(h)  Borrower will not carry any of the insurance required under this Section on a blanket or umbrella policy without in each instance Lender’s prior written approval. If Lender approves, Borrower will deliver to Lender a certified copy of the blanket policy which will allocate to the Property the amount of coverage required under this Section and otherwise will provide the same coverage and protection as would a separate policy insuring only the Property.

(i)  Borrower will give the Insurers prompt notice of any change in ownership or occupancy of the Property. This subsection does not abrogate the prohibitions on transfers set forth in this Deed of Trust.

(j)  If the Property is sold at a foreclosure sale or otherwise is transferred so as to extinguish the Obligations, all of Borrower’s right, title and interest in and to the Policies then in force will be transferred automatically to the purchaser or transferee.

Section 7.2  Casualty and Condemnation.

(a)  Borrower will give Lender notice of any Casualty immediately after it occurs and will give Lender notice of any Condemnation Proceeding immediately after Borrower receives notice of commencement or notice that such a Condemnation Proceeding will be commencing. Borrower immediately will deliver to Lender copies of all documents Borrower delivers or receives relating to the Casualty or the Condemnation Proceeding, as the case may be.

(b)  Borrower authorizes Lender, at Lender’s option, to act on Borrower’s behalf to collect, adjust and compromise any claims for loss, damage or destruction under the Policies on such terms as Lender determines in Lender’s sole discretion. Borrower authorizes Lender to act, at Lender’s option, on Borrower’s behalf in connection with any Condemnation Proceeding. Borrower will execute and deliver to Lender all documents requested by Lender and all documents as may be required by Law to confirm such authorizations. Nothing in this Section will be construed to limit or prevent Lender from joining with Borrower either as a co-defendant or as a co-plaintiff in any Condemnation Proceeding.

(c)  If Lender elects not to act on Borrower’s behalf as provided in this Section, then Borrower promptly will file and prosecute all claims (including Lender’s claims) relating to the Casualty and will prosecute or defend (including defense of Lender’s interest) any Condemnation Proceeding; provided, Borrower’s engagement of any legal counsel for such Condemnation Proceeding on a contingent fee or percent of recovery basis will be subject to Lender’s prior written approval. Borrower will have the authority to settle or compromise the claims or Condemnation Proceeding, as the case may be, provided that Lender has approved in Lender’s sole discretion any compromise or settlement that exceeds $250,000.00. Any check for Insurance Proceeds or Condemnation Awards, as the case may be (the “Proceeds”) will be made payable to Lender and Borrower. Borrower will endorse the check to Lender immediately upon Lender presenting the check to Borrower for endorsement or if Borrower receives the check first, will endorse the check immediately upon receipt and forward it to Lender. If any Proceeds are paid to Borrower, Borrower immediately will deposit the Proceeds with Lender, to be applied or disbursed in accordance with the provisions of this Deed of Trust. Lender will be responsible for only the Proceeds actually received by Lender.

Section 7.3  Application of Proceeds. After deducting the costs incurred by Lender in collecting the Proceeds, Lender may, in its sole discretion, (i) apply the Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion of the Debt (without payment of any prepayment premium or penalty, so long as no Event of Default then exists); (ii) apply the Proceeds to restore the Improvements, provided that Lender will not be obligated to see to the proper application of the Proceeds and provided further that any amounts released for Restoration will not be deemed a payment on the Debt; or (iii) deliver the Proceeds to Borrower.

Section 7.4  Conditions to Availability of Proceeds for Restoration. Notwithstanding the preceding Section, after a Casualty or a Condemnation (a “Destruction Event”), Lender will make the Proceeds (less any costs incurred by Lender in collecting the Proceeds) available for Restoration in accordance with the conditions for disbursements set forth in the Section entitled “Restoration”, provided that the following conditions are met:

(i)  Escarpment Village, L.P. or the transferee under a Permitted Transfer, if any, continues to be Borrower at the time of the Destruction Event and at all times thereafter until the Proceeds have been fully disbursed;

(ii)  no default under the Loan Documents exists at the time of the Destruction Event and no Event of Default has occurred during the 12 months prior to the Destruction Event; and

(iii)  all Leases in effect immediately prior to the Destruction Event and all Property Documents in effect immediately prior to the Destruction Event that are essential to the use and operation of the Property continue in full force and effect notwithstanding the Destruction Event.

(iv)  if the Destruction Event is a Condemnation, Borrower delivers to Lender evidence satisfactory to Lender that the Improvements can be restored to an economically and architecturally viable unit;

(v)  Borrower delivers to Lender evidence satisfactory to Lender that the Proceeds are sufficient to complete Restoration or if the Proceeds are insufficient to complete Restoration, Borrower first deposits with Lender funds (“Additional Funds”) that when added to the Proceeds will be sufficient to complete Restoration;

(vi)  if the Destruction Event is a Casualty, Borrower delivers to Lender evidence satisfactory to Lender that the Insurer under each affected Policy has not denied liability under the Policy as to Borrower or the insured under the Policy;

(vii)  Lender is satisfied that the proceeds of any business interruption insurance in effect together with other available gross revenues from the Property and any additional sums (separate and apart from the Additional Funds) deposited by Borrower with Lender are sufficient to pay Debt Service Payments after paying the Impositions, Insurance Premiums, reasonable and customary operating expenses and capital expenditures until Restoration is complete;

(viii)  Lender is satisfied that Restoration will be completed on or before the date (the “Restoration Completion Date”) that is the earliest of: (A) 12 months prior to the Maturity Date; (B) 12 months after the Destruction Event; (C) the earliest date required for completion of Restoration under any Lease or any Property Document; or (D) any date required by Law; and

(ix)  the annual Rents (excluding security deposits) under Leases in effect on the date of the Destruction Event are providing debt service coverage for the annual Debt Service Payments of 1.15 after payment of annual Insurance Premiums, Impositions and operating expenses of the Property (including ground rent, if any), provided that, if the Rents do not provide such debt service coverage, then Borrower expressly authorizes and directs Lender to apply an amount from the Proceeds to reduction of Principal in order to reduce the annual Debt Service Payments sufficiently for such debt service coverage to be achieved. The reduced debt service payments will be calculated using the Fixed Interest Rate and an amortization schedule that will achieve the same proportionate amortization of the reduced Principal over the then remaining Term as would have been achieved if the Principal and the originally scheduled Debt Service Payments had not been reduced. Borrower will execute any documentation that Lender deems reasonably necessary to evidence the reduced Principal and debt service payments.

Section 7.5  Restoration.

(a)  If the total Proceeds for any Destruction Event are $250,000.00 or less and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse to Borrower the entire amount received by Lender and Borrower will commence Restoration promptly after the Destruction Event and complete Restoration not later than the Restoration Completion Date.

(b)  If the Proceeds for any Destruction Event exceed $250,000.00 and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse the Proceeds and any Additional Funds (the “Restoration Funds”) upon Borrower’s request as Restoration progresses, generally in accordance with normal construction lending practices for disbursing funds for construction costs, provided that the following conditions are met:

(i)  Borrower commences Restoration promptly after the Destruction Event and completes Restoration on or before the Restoration Completion Date;

(ii)  if Lender requests, Borrower delivers to Lender prior to commencing Restoration, for Lender’s approval, plans and specifications and a detailed budget for the Restoration;

(iii)  Borrower delivers to Lender satisfactory evidence of the costs of Restoration incurred prior to the date of the request, and such other documents as Lender may request including mechanics’ lien waivers and title insurance endorsements;

(iv)  Borrower pays all costs of Restoration whether or not the Restoration Funds are sufficient and, if at any time during Restoration, Lender determines that the undisbursed balance of the Restoration Funds is insufficient to complete Restoration, Borrower deposits with Lender, as part of the Restoration Funds, an amount equal to the deficiency within 30 days of receiving notice of the deficiency from Lender; and

(v)  there is no default under the Loan Documents at the time Borrower requests funds or at the time Lender disburses funds.

(c)  If an Event of Default occurs at any time after the Destruction Event, then Lender will have no further obligation to make any remaining Proceeds available for Restoration and may apply any remaining Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion.

(d)  Lender may elect at any time prior to commencement of Restoration or while work is in progress to retain, at Borrower’s expense, an independent engineer or other consultant to review the plans and specifications, to inspect the work as it progresses and to provide reports. If any matter included in a report by the engineer or consultant is unsatisfactory to Lender, Lender may suspend disbursement of the Restoration Funds until the unsatisfactory matters contained in the report are resolved to Lender’s satisfaction.

(e)  If Borrower fails to commence and complete Restoration in accordance with the terms of this Article, then in addition to the Remedies, Lender may elect to restore the Improvements on Borrower’s behalf and reimburse itself out of the Restoration Funds for costs and expenses incurred by Lender in restoring the Improvements, or Lender may apply the Restoration Funds as a credit against any portion of the Debt selected by Lender in its sole discretion (without payment of any prepayment premium or penalty) so long as no Event of Default shall then exist.

(f)  Lender may commingle the Restoration Funds with its general assets and will not be liable to pay any interest or other return on the Restoration Funds unless otherwise required by Law. Lender will not hold any Restoration Funds in trust. So long as no Event of Default shall have occurred and be continuing and so long as Borrower pays all costs and expenses of preparing and negotiating a pledge and security agreement acceptable to Lender, and the fees and expenses of the depositary, Lender will deposit the Restoration Funds with a depositary satisfactory to Lender under a disbursement and security agreement satisfactory to Lender to be held by the depositary in an interest-bearing account.

(g)  Borrower will pay all of Lender’s expenses incurred in connection with a Destruction Event or Restoration. If Borrower fails to do so, then in addition to the Remedies, Lender may from time to time reimburse itself out of the Restoration Funds.

(h)  If any excess Proceeds remains after Restoration, Lender may elect, in its sole discretion either to apply the excess as a credit against any portion of the Debt as selected by Lender in its sole discretion (without payment of any prepayment premium or penalty, so long as no Event of Default shall then exist) or to deliver the excess to Borrower.

ARTICLE VIII

COMPLIANCE WITH LAW AND AGREEMENTS

Section 8.1  Compliance with Law. Borrower, the Property and the use of the Property comply and will continue to comply with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and non-conforming uses) relating to the Property or Borrower. Borrower will notify Lender of the commencement of any investigation or Proceeding relating to a possible violation of Law immediately after Borrower receives notice thereof and, will deliver promptly to Lender copies of all documents Borrower receives or delivers in connection with the investigation or Proceeding. Borrower will not alter the Property in any manner that would increase Borrower’s responsibilities for compliance with Law.

Section 8.2  Compliance with Agreements. There are no defaults, events of defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Documents. Borrower will pay and perform all of its obligations under the Property Documents as and when required by the Property Documents. Borrower will cause all other parties to the Property Documents to pay and perform their obligations under the Property Documents as and when required by the Property Documents. Borrower will not amend or waive any provisions of the Property Documents; exercise any options under the Property Documents; give any approval required or permitted under the Property Documents that would adversely affect the Property or Lender’s rights and interests under the Loan Documents; cancel or surrender any of the Property Documents; or release or discharge or permit the release or discharge of any party to or entity bound by any of the Property Documents, without, in each instance, Lender’s prior approval (excepting therefrom all service contracts or other agreements entered into in the normal course of business that are cancelable upon not more than 30 days notice). Borrower promptly will deliver to Lender copies of any notices of default or of termination that Borrower receives or delivers relating to any Property Document.

Section 8.3  ERISA Compliance.

(a)  Neither Borrower nor any of Borrower’s constituent entities is or will be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and neither the assets of Borrower or of Borrower’s constituent entities are or will constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.

(b)  Borrower is not and will continue not to be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to any Laws regulating investments of and fiduciary obligations with respect to governmental plans.

(c)  Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Documents, including Lender’s exercise of the Remedies, to be a non-exempt prohibited transaction under ERISA.

Section 8.4  Anti-Terrorism.

(a)  None of Borrower, Indemnitor or their respective constituents or affiliates are in violation of any Laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(b)  None of Borrower, Indemnitor, any of their respective constituents or affiliates, any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan or, to Borrower’s knowledge as of the date hereof, the Seller of the Subject Property (if any portion of the Subject Property is being acquired with proceeds of the Loan) is a “Prohibited Person” which is defined as follows: a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to the Executive Order; a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; a person or entity with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order and the Patriot Act;

(i)  a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, or at any replacement website or other replacement official publication of such list; and a person or entity who is affiliated with a person or entity listed above.

(c)  None of Borrower, Indemnitor, any of their respective affiliates or constituents, any of their respective brokers or other agents acting in any capacity in connection with the Loan or to Borrower’s knowledge as of the date hereof the seller of the Subject Property (if any portion of the Property is being acquired with proceeds of the Loan), is or will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(d)  Borrower covenants and agree to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this section.

Section 8.5  Section 6045(e) Filing. Borrower will supply or cause to be supplied to Lender either (i) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared by Borrower’s attorney or other person responsible for the preparation of the form, together with a certificate from the person who prepared the form to the effect that the form has, to the best of the preparer’s knowledge, been accurately prepared and that the preparer will timely file the form; or (ii) a certification from Borrower that the Loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code. Under no circumstances will Lender or Lender’s counsel be obligated to file the reports or returns.

ARTICLE IX

ENVIRONMENTAL

Section 9.1  Environmental Representations and Warranties.

Except as disclosed in the Environmental Report and to Borrower’s knowledge as of the date of this Deed of Trust:

(i)  no Environmental Activity has occurred or is occurring on the Property other than the use, storage, and disposal of Hazardous Materials which (A) is in the ordinary course of business consistent with the Permitted Use; (B) is in compliance with all Environmental Laws and (C) has not resulted in Material Environmental Contamination of the Property;

(ii)  no Environmental Activity has occurred or is occurring on any property in the vicinity of the Property which has resulted in Material Environmental Contamination of the Property; and

(iii)  the Property is in compliance with (and at all times during the development and construction thereof) was in compliance with all Laws related to (A) applicable protected habitat and species, (B) tree mitigation and impervious coverage rules of the City of Austin, Texas and Travis County, Texas, and (C) any applicable Laws related to any applicable aquifer recharge zone.

Section 9.2  Environmental Covenants.

(a)  Borrower will not cause or permit any Material Environmental Contamination of the Property. Borrower shall, at all times during the term of the Loan, comply with (and upon request by Lender, deliver evidence of compliance to Lender) all Laws related to (A) applicable protected habitat and species, (B) tree mitigation and impervious coverage rules of the City of Austin, Texas and Travis County, Texas, and (C) any applicable Laws related to any applicable aquifer recharge zone.

(b)  No Environmental Activity will occur on the Property other than the use, storage and disposal of Hazardous Materials which (A) is in the ordinary course of business consistent with the Permitted Use; (B) is in compliance with all Environmental Laws; and (C) does not create a risk of Material Environmental Contamination of the Property.

(c)  Borrower will notify Lender immediately upon Borrower becoming aware of (i) any Material Environmental Contamination of the Property or (ii) any Environmental Activity with respect to the Property that is not in accordance with the preceding subsection (b). Borrower promptly will deliver to Lender copies of all documents delivered to or received by Borrower regarding the matters set forth in this subsection, including notices of Proceedings or investigations concerning any Material Environmental Contamination of the Property or Environmental Activity or concerning Borrower’s status as a potentially responsible party (as defined in the Environmental

Laws). Borrower’s notification of Lender in accordance with the provisions of this subsection will not be deemed to excuse any default under the Loan Documents resulting from the violation of Environmental Laws or the Material Environmental Contamination of the Property or Environmental Activity that is the subject of the notice. If Borrower receives notice of a suspected violation of Environmental Laws in the vicinity of the Property that poses a risk of Material Environmental Contamination of the Property, Borrower will give Lender notice and copies of any documents received relating to such suspected violation.

(d)  From time to time at Lender’s request, Borrower will deliver to Lender any information known and documents available to Borrower relating to the environmental condition of the Property.

(e)  Lender may perform or engage an independent consultant to perform an assessment of the environmental condition of the Property and of Borrower’s compliance with this Section on an annual basis, or at any other time for reasonable cause, or after an Event of Default. In connection with the assessment: (i) Lender or consultant may enter and inspect the Property and perform tests of the air, soil, ground water and building materials; (ii) Borrower will cooperate and use best efforts to cause tenants and other occupants of the Property to cooperate with Lender or consultant; (iii) Borrower will receive a copy of any final report prepared after the assessment, to be delivered to Borrower not more than 10 days after Borrower requests a copy and executes Lender’s standard confidentiality and waiver of liability letter; (iv) Borrower will accept custody of and arrange for lawful disposal of any Hazardous Materials required to be disposed of as a result of the tests; (v) Lender will not have liability to Borrower with respect to the results of the assessment; and (vi) Lender will not be responsible for any damage to the Property resulting from the tests described in this subsection and Borrower will look solely to the consultants to reimburse Borrower for any such damage. The consultant’s assessment and reports will be at Borrower’s expense (i) if the reports disclose any material adverse change in the environmental condition of the Property from that disclosed in the Environmental Report; (ii) if Lender engaged the consultant when Lender had reasonable cause to believe Borrower was not in compliance with the terms of this Article and, after written notice from Lender, Borrower failed to provide promptly reasonable evidence that Borrower is in compliance; or (iii) if Lender engaged the consultant after the occurrence of an Event of Default.

(f)  If Lender has reasonable cause to believe that there is Environmental Activity at the Property, Lender may elect in its sole discretion to direct the Trustee to reconvey any portion of the Property affected by the Environmental Activity and Borrower will accept the reconveyance.

ARTICLE X

FINANCIAL REPORTING

Section 10.1  Financial Reporting.

(a)  Borrower will deliver to Lender within 120 days after the close of each Fiscal Year an annual financial statement (the “Annual Financial Statement”) for the Property (and, upon request by Lender, Borrower) for the Fiscal Year, which will include a comparative balance sheet, a cash flow statement, an income and expense statement, a detailed breakdown of all receipts and expenses and all supporting schedules. The Annual Financial Statement will be:

(i)  certified to be true and correct in all material respects by the Chief Financial Officer of Stratus Properties Inc.; and after an Event of Default, audited by a CPA;

(ii)  accompanied by a statement from the Chief Financial Officer of Stratus Properties Inc. (and, after an Event of Default, an opinion of the CPA) that, in all material respects, the Annual Financial Statement fairly presents the financial position of the Property; and

(iii)  separate and distinct from any consolidated statement or report for Borrower or any other entity or any other property.

In addition, on or before May 1 of each year, Borrower shall deliver to Lender an audited annual financial statement of Stratus Properties Inc. audited by a CPA.

(b)  Borrower will keep full and accurate Financial Books and Records for each Fiscal Year. Borrower will permit Lender or Lender’s accountants or auditors to inspect or audit the Financial Books and Records from time to time and without notice. Borrower will maintain the Financial Books and Records for each Fiscal Year for not less than 3 years after the date Borrower delivers to Lender the Annual Financial Statement and the other financial certificates, statements and information to be delivered to Lender for the Fiscal Year. Financial Books and Records will be maintained at Borrower’s address set forth in the section entitled “Notices” or at any other location as may be approved by Lender.

Section 10.2  Annual Budget. Not less than 60 days prior to the end of each Fiscal Year, Borrower will deliver to Lender a detailed comparative budget (the “Budget”) for the Property for the next succeeding Fiscal Year showing anticipated operating expenses, Insurance Premiums, Impositions, leasing commissions, capital improvement costs, tenant improvement costs and any other information Lender requests. Unless Lender notifies Borrower within 60 days after Lender receives the Budget that Lender disputes information in the Budget, the Budget as submitted will constitute the Budget for the next succeeding Fiscal Year. If Borrower concludes in good faith that a Budget needs material revision, Borrower will submit a revised Budget to Lender, together with a detailed explanation of the revisions. Unless Lender notifies Borrower within 60 days after Lender receives the revised Budget that Lender disputes information in the revised Budget, the revised Budget as submitted will constitute the Budget for the remainder of the then Fiscal Year. Borrower and Lender will use reasonable efforts to resolve promptly any differences over a Budget or revised Budget. If Borrower and Lender fail to agree on a Budget or revised Budget, Borrower will continue to manage and operate the Property under the last undisputed Budget. Borrower waives any defense or right of offset to the Obligations, and any claim or counterclaim against Lender, arising out of any discussions between Borrower and Lender regarding any Budget or revised Budget delivered to Lender or the resolution of any disagreements relating to a Budget or revised Budget including any defense, right of offset, claim or counterclaim alleging in substance, that by virtue of such delivery, discussions or resolution, Lender has interfered with, influenced or controlled Borrower or the operations at the Property.

Section 10.3  Certificate of Good Standing. Borrower will cause to be delivered to Lender, together with the annual financial statement required to be delivered hereunder, or as otherwise requested by Lender from time to time, a chief executive officer certificate addressed to Lender, certifying the location of its chief executive office if Borrower is a general partnership.

ARTICLE XI

EXPENSES AND DUTY TO DEFEND

Section 11.1  Payment of Expenses.

(a)  Borrower is obligated to pay all reasonable fees and expenses (the “Expenses”) incurred by Lender or Trustee or that are otherwise payable in connection with the Loan, the Property or Borrower, including reasonable attorneys’ fees and expenses and any fees and expenses relating to (i) the preparation, execution, acknowledgment, delivery and recording or filing of the Loan Documents; (ii) any Proceeding or other claim asserted against Lender or any Proceeding described in the Section entitled “Lender’s Right to Appear”; (iii) any inspection, assessment, survey and test permitted under the Loan Documents except to the extent the same is specifically proscribed as a Lender expense herein; (iv) any Destruction Event; (v) the preservation of Trustee’s title, Lender’s security and the exercise of any rights or remedies available at Law, in equity or otherwise; (vi) administration of the Loan; (vii) the Leases and the Property Documents; and (viii) any Proceeding in or for bankruptcy, insolvency, reorganization or other debtor relief or similar Proceeding relating to Borrower, the Property or any person liable under any guarantee, indemnity or other credit enhancement delivered in connection with the Loan.

(b)  Borrower will pay the Expenses immediately on demand, together with any applicable interest. If Lender pays any of the Expenses, Borrower will reimburse Lender the amount paid by Lender immediately upon demand, together with interest on such amount at the Default Interest Rate from the date Lender paid the Expenses through and including the date Borrower reimburses Lender. The Expenses, together with any applicable interest, constitute a portion of the Debt secured by this Deed of Trust.

Section 11.2  Duty to Defend. If Lender or the Trustee or any of its trustees, officers, participants, employees or affiliates or the Trustee is a party in any Proceeding relating to the Property, Borrower or the Loan, Borrower will indemnify and hold harmless the party and will defend the party with attorneys and other professionals retained by Borrower and approved by Lender. Lender or the Trustee, as the case may be, may elect to engage its own attorneys and other professionals, at Borrower’s expense, to defend or to assist in the defense of the party. In all events, case strategy will be determined by Lender if Lender so elects and no Proceeding will be settled without Lender’s prior approval which may be withheld in its sole discretion.

ARTICLE XII

TRANSFERS, LIENS AND ENCUMBRANCES

Section 12.1  Borrower Composition.

(a)  Borrower represents, warrants and covenants that:

(i)  Borrower is a Texas limited partnership. The sole general partner of Borrower is Escarpment Village Management, L.L.C., a Texas limited liability company (“Management”). The sole member of Management is Circle C Land, L.P., a Texas limited partnership (“CC Land”). The sole general partner of CC Land is Circle C GP, L.L.C., a Delaware limited liability company (“CC GP”), and the sole limited partner is _____________________. The sole member of CC GP is Stratus Properties, Inc., a Delaware corporation.

Management is herein sometimes referred to as the “Existing General Partners.”

(ii)  If Borrower’s general partners are in turn partnerships, corporations or limited liability companies, the general partners, principals or members thereof and the percentage of the partnership interests, stock or membership interests held by each (and so on at each level) shall be owned, directly or indirectly, by Stratus Properties, Inc.

(iii)  So long as the capital stock or other securities of Stratus Properties Inc. are publicly traded, the term “Transfer” is not intended to include, and shall not be interpreted to include, ordinary market transactions in such publicly traded Stratus Properties, Inc. securities, including sales, transfers and other dispositions thereof. However, the term “Transfer” does include all other transfers in such securities, including, but not limited to, mergers, consolidations, share exchanges, or business combinations of, by or involving Stratus Properties, Inc., regardless of the form of such transaction.

Section 12.2  Permitted Transfers.

(a)  Notwithstanding anything to the contrary contained in the Section entitled “Events of Default”, a Permitted Transfer may occur without Lender’s prior consent and will not constitute an Event of Default provided that the following conditions are met:

(i)  at least 30 days prior to the proposed Permitted Transfer, Borrower delivers to Lender a notice that is sufficiently detailed to enable Lender to determine that the proposed Permitted Transfer complies with the terms of this Section;

(ii)  there is no default under the Loan Documents either when Lender receives the notice or when the proposed Permitted Transfer occurs;

(iii)  the proposed Permitted Transfer will not result in a violation of any of the covenants contained in the Section entitled, “ERISA Compliance” and Borrower will deliver to Lender such documentation of compliance as Lender requests in its sole discretion;

(iv)  when Lender receives the notice and when the proposed Permitted Transfer occurs, the transferee has never been an adverse party to Lender in any litigation to which Lender was a party; the transferee has never defaulted on a loan from Lender or on any contract or other agreement with Lender; and the transferee has never threatened litigation against Lender (for purposes of this subsection “transferee” includes the transferee’s constituent entities at all levels and “Lender” includes Lender’s subsidiaries); the transferee is free from bankruptcy; transferee (including any affiliates of the transferee) is not a Prohibited Person and is not in violation of any Laws relating to terrorism or money laundering and Borrower provides Lender with a certification to that effect executed by an entity satisfactory to Lender;

(v)  Borrower pays all of Lender’s expenses relating to the Transfer including Lender’s attorneys’ fees;

(vi)  Lender is satisfied that the Property will continue to be managed by a manager satisfactory to Lender;

(vii)  On the date of the proposed Permitted Transfer, if so requested by Lender, a Uniform Commercial Code search report is delivered to Lender relating to (i) the transferee, (ii) any predecessor entity that transferee merged with or into, and (iii) any entity where transferee acquired substantially all of its assets, in each case satisfactory to Lender and indicating that Lender’s security interest in such portion of the Property as is perfected by filing a financing statement is prior to all other security interests reflected in the report; and

(viii)  Borrower pays to Lender a transfer fee of one percent (1%) of the outstanding Principal, plus Lender’s processing and legal fees.

(b)  Upon compliance with the conditions set forth in the preceding subsection, the following Transfers (the “Permitted Transfers”) may occur without Lender’s prior consent and will not constitute Events of Default:

(i)  a one-time sale of the Property to an unaffiliated bona fide purchaser, and the following conditions are met:

a)  the transferee has a net worth of at least $38,000,000.00;

b)  the transferee is an Institutional Investor or a developer or manager of first-class commercial real estate comparable to the Property and having a reputation in the industry at least equivalent to that of Borrower as of the date of this Deed of Trust;

c)  the transferee has expressly assumed the obligations of Borrower under the Property Documents and under the Loan Documents;

d)  subsequent to the Transfer, the Property is managed by a property manager of first-class commercial real estate comparable to the Property for not less than 10 years and having a reputation in the industry at least equivalent to that of Borrower or the existing property manager as of the Closing and otherwise satisfactory to Lender;

e)  Borrower delivers to Lender a substitute for the environmental indemnity delivered to Lender in connection with the Loan and, if applicable, a substitute guaranty or surety instrument, satisfactory to Lender, executed by a substitute indemnitor, guarantor or surety, as the case may be, satisfactory to Lender in its sole discretion; provided, with respect to the net worth requirements of the substitute indemnitor/guarantor for a substitute indemnitor/guarantor that meets the net worth requirements of 12.2(b)(i)(a), approval of the net worth requirements for such substitute indemnitor/guarantor shall not be unreasonably withheld, but with respect to other factors, such approval shall be in Lender’s sole discretion; and

f)  Upon satisfaction of the requirements in 12.2(a) and 12.2(b)(i)(a)-(e), the then-existing guarantor under the guaranty and indemnitor under the environmental indemnity shall be released from any liability arising solely from post-transfer events and circumstances.

Section 12.3  Right to Contest Liens. Borrower, at its own expense, may contest the amount, validity or application, in whole or in part, of any mechanic’s, materialmen’s or environmental liens in which event Lender will refrain from exercising any of the Remedies, provided that the following conditions are met:

(i)  Borrower delivers to Lender notice of the proposed contest not more than 30 days after the lien is filed;

(ii)  the contest is by a Proceeding promptly initiated and conducted in good faith and with due diligence unless a bond, as contemplated in Section 12.3(vi) below effectively prevents attachment of the lien to the Property;

(iii)  there is no Event of Default other than the Event of Default arising from the filing of the lien;

(iv)  either the Proceeding or the bond contemplated in Section 12.3(vi) effectively suspends enforcement or collection of the lien, imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit;

(v)  the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

(vi)  Borrower furnishes a bond in the amount required by law in accordance with the Texas Property Code, as amended such that the lien attaches only to the bond and not to the Property or, at Lender’s option, other security satisfactory to Lender, in either case in an amount sufficient to pay the claim giving rise to the lien, together with all interest and penalties, or Borrower pays the contested lien under protest; and

(vii)  with respect to an environmental lien, Borrower is using best efforts to mitigate or prevent any deterioration of the Property resulting from the alleged violation of any Environmental Laws or the alleged Environmental Activity.

ARTICLE XIII

ADDITIONAL REPRESENTATIONS, WARRANTIES
AND COVENANTS FURTHER ASSURANCES

(a)  Borrower will execute, acknowledge and deliver to Lender or to any other entity Lender designates any additional or replacement documents and perform any additional actions that Lender determines are reasonably necessary to evidence, perfect or protect Lender’s first lien on and prior security interest in the Property or to carry out the intent or facilitate the performance of the provisions of the Loan Documents.

(b)  Borrower appoints Lender as Borrower’s attorney-in-fact to perform, at Lender’s election, any actions and to execute and record any of the additional or replacement documents referred to in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the terms of this Section.

Section 13.2  Estoppel Certificates.

(a)  Within 10 days of Lender’s request, Borrower will deliver to Lender or to any entity Lender designates a certificate certifying (i) the original principal amount of the Note; (ii) the unpaid principal amount of the Note; (iii) the Fixed Interest Rate; (iv) the amount of the then current Debt Service Payments; (v) the Maturity Date; (vi) the date a Debt Service Payment was last made; (vii) that, except as may be disclosed in the statement, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an Event of Default; and (viii) there are, except as may be disclosed in the statement, no offsets or defenses against any portion of the Obligations except as may be disclosed in the statement.

(b)  If Lender requests, Borrower promptly will deliver to Lender or to any entity Lender designates a certificate from each party to any Property Document (provided, for each party that is not related to or affiliated with Seller or its Members, Borrower shall only be obligated to use its commercially reasonable efforts to deliver such statement), certifying that the Property Document is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Document and that there are no defenses or offsets against the performance of its obligations under the Property Document, or noting specifically any discrepancies with the foregoing.

(c)  If Lender requests, Borrower promptly will deliver to Lender, or to any entity Lender designates, a certificate from each tenant under a Lease then affecting the Property, certifying to any facts regarding the Lease as Lender may require, including that the Lease is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Lease by any party, that the rent has not been paid more than one month in advance and that the tenant claims no defense or offset against the performance of its obligations under the Lease, or noting specifically any discrepancies with the foregoing.

Section 13.3  Credit Enhancements. Borrower will maintain in good standing all credit enhancement documents delivered to Lender in connection with the Loan throughout the Term or such shorter or longer period as Borrower and Lender may have agreed to in writing. Credit enhancement documents include any letters of credit, cash deposits, pledges, guarantees or indemnities delivered to Lender in connection with the Loan but excluding any letters of credit, promissory notes or cash deposits delivered to Lender as good faith or standby fees in connection with Lender’s agreement to make the Loan. If the provider of any credit enhancement document becomes insolvent, commences or is the target of a Proceeding in bankruptcy or ceases to exist or if Lender determines that the provider’s insolvency is imminent, Borrower will deliver to Lender a replacement credit enhancement document within seven (7) Business Days of the date insolvency is known, the Proceeding in bankruptcy is filed, the cessation occurs or Lender gives Borrower notice that Lender has determined the provider’s insolvency is imminent. The replacement credit enhancement document will be satisfactory to Lender from an alternate provider satisfactory to Lender. Upon receipt of the replacement, Lender will deliver promptly to Borrower the credit enhancement document being replaced.

ARTICLE XIV

DEFAULTS AND REMEDIES

Section 14.1  Events of Default.The term “Event of Default” means the occurrence of any of the following events:

(i)  if Borrower fails to pay any amount due, as and when required, under any Loan Document and the failure continues for a period of 5 days;

(ii)  if Borrower makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or if Borrower or any other party commences any Proceeding (A) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to Borrower; (B) seeking to have an order for relief entered with respect to Borrower; (C) seeking attachment, distraint or execution of a judgment with respect to Borrower; (D) seeking to adjudicate Borrower as bankrupt or insolvent; (E) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower’s debts; or (F) seeking appointment of a Receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower’s assets, provided that if the Proceeding is commenced by a party other than Borrower or any of Borrower’s general partners or members, Borrower will have 120 days to have the Proceeding dismissed or discharged before an Event of Default occurs;

(iii)  if Borrower is in default beyond any applicable grace and cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement encumbering the Property whether junior or senior to the lien of this Deed of Trust;

(iv)  if there is a default beyond any applicable grace and cure period under any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan or in connection with any loan cross-collateralized with the Loan;

(v)  except as otherwise specifically set forth in this Deed of Trust, if Borrower or its partners, members or principals to, effect a Transfer without Lender’s prior approval, which may be withheld in Lender’s sole discretion or if Borrower fails to keep the Property free from all liens and encumbrances other than the lien of this Deed of Trust and the Permitted Exceptions, Borrower acknowledging that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and Borrower’s general partners, members or principals and on the continuing interest that each of them has, directly or indirectly, in the Property;

(vi)  if a Transfer occurs except in accordance with the provisions of this Deed of Trust;

(vii)  if Borrower abandons the Property or ceases to conduct its business at the Property; or

(viii)  if there is a default in the performance of any other provision of any Loan Document or if there is any inaccuracy or falsehood in any representation or warranty contained in any Loan Document which is not remedied within 30 days after Borrower receives notice thereof, provided that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the 30-day period and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the 30-day period will be extended for a reasonable period not to exceed 120 days after the notice to Borrower.

Section 14.2  Remedies.

(a)  If an Event of Default occurs, Lender may take any of the following actions (the “Remedies”) without notice (notice of intention to accelerate and notice of acceleration being waived by Borrower) to Borrower:

(i)  declare all or any portion of the Debt immediately due and payable (“Acceleration”);

(ii)  pay or perform any Obligation;

(iii)  institute a Proceeding for the specific performance of any Obligation;

(iv)  apply for and obtain the appointment of a Receiver to be vested with the fullest powers permitted by Law, without bond being required, which appointment may be made ex parte, as a matter of right and without regard to the value of the Property, the amount of the Debt or the solvency of Borrower or any other person liable for the payment or performance of any portion of the Obligations;

(v)  directly, by its agents or representatives or through a Receiver appointed by a court of competent jurisdiction, enter on the Land and Improvements, take possession of the Property, dispossess Borrower and exercise Borrower’s rights with respect to the Property, either in Borrower’s name or otherwise;

(vi)  institute a Proceeding for the foreclosure of this Deed of Trust or, sell by power of sale all or any portion of the Property as more particularly described in Section 14.4 below;

(vii)  institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

(viii)  exercise any and all rights and remedies granted to a secured party under the Uniform Commercial Code; and

(ix)  pursue any other right or remedy available to Lender at Law, in equity or otherwise.

(b)  If an Event of Default occurs, the license granted to Borrower in the Loan Documents to collect Rents will terminate automatically without any action required of Lender.

Section 14.3  General Provisions Pertaining to Remedies.

(a)  The Remedies are cumulative and may be pursued by Lender or Trustee concurrently or otherwise, at such time and in such order as Lender or Trustee may determine in their sole discretion and without presentment, demand, protest, notice of acceleration, notice of intention to accelerate or further notice of any kind, all of which are expressly waived by Borrower.

(b)  The enumeration in the Loan Documents of specific rights or powers will not be construed to limit any general rights or powers or impair Lender’s or Trustee’s rights with respect to the Remedies.

(c)  If Lender or Trustee exercises any of the Remedies, Lender will not be deemed a mortgagee-in-possession unless Lender has elected affirmatively to be a mortgagee-in-possession.

(d)  Lender and Trustee will not be liable for any act or omission of Lender or Trustee in connection with the exercise of the Remedies.

(e)  Lender’s and Trustee’s right to exercise any Remedy will not be impaired by any delay in exercising or failure to exercise the Remedy and the delay or failure will not be construed as extending any cure period or constitute a waiver of the default or Event of Default.

(f)  If an Event of Default occurs, Lender’s payment or performance or acceptance of payment or performance will not be deemed a waiver or cure of the Event of Default.

(g)  Lender’s acceptance of partial payment or receipt of Rents will not extend or affect any grace period or constitute a waiver of a default or Event of Default or constitute a rescission of Acceleration.

Section 14.4  Foreclosure by Power of Sale. Trustee, his successor or substitute, is authorized and empowered and it will be his special duty at the request of Lender to sell the Property or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas in which any part of the Property is situated, at public venue to the highest bidder for cash. The sale shall take place at such area of the courthouse as will be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at the courthouse door) of the specified county, between the hours of 10 o’clock a.m. and 4 o’clock p.m. (the commencement of such sale to occur within three (3) hours following the time designated in the hereinafter described notice of sale as the earliest time at which such sale will occur, if required by applicable laws) on the first Tuesday in any month after having given notice of such sale at least twenty-one (21) days before the day of sale of the time, place and terms of said sale (including the earliest time at which such sale will occur) in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deeds of trust. Notice of a sale of all or part of the Property by Trustee will be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale, and if the Property to be sold is in more than one county, a notice shall be posted at the courthouse door and filed with the county clerk of each county in which the Property is situated. In addition, Lender will, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Borrower, and each debtor obligated to pay the Debt or any portion thereof according to the records of Lender. Service of such notice will be completed upon deposit of the notice, enclosed in a postpaid certified mail wrapper, properly addressed to Borrower, and each such debtor at the most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed will be prima facie evidence of the fact of service. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Lender may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by Law. The sale by Trustee of less than the whole of the Property will not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property is sold; and, if the proceeds of such sale of less than the whole of the Property is less than the aggregate of the Debt and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof will remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Borrower will never have any right to require the sale of less than the whole of the Property but Lender will have the right, at its sole election, to request Trustee to sell less than the whole of the Property. After each sale, Trustee will make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Borrower conveying the property so sold to the purchaser or purchasers in fee simple or leasehold, as the case may be, with general warranty of title, and will receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Trustee will satisfy the obligation of purchaser at such sale therefor, and such purchaser will not be responsible for the application thereof. The power of sale granted herein will not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Lender may deem necessary until all of the Property has been duly sold and all the Debt has been fully paid. If any sale hereunder is not completed or is defective in the opinion of Lender, such sale will not exhaust the power of sale hereunder and Lender will have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Debt, or as to the occurrence of any Event of Default, or as to Lender having declared all of the Debt to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Lender or by Trustee or any substitute or successor, will be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conducting of sales, but in the name and on behalf of Trustee, his successor or substitute.

Section 14.5  General Provisions Pertaining to Receiver and other Remedies.

(a)  If an Event of Default occurs, any court of competent jurisdiction will, upon application by Lender, appoint a Receiver as designated in the application and issue an injunction prohibiting Borrower from interfering with the Receiver, collecting Rents, disposing of any Rents or any part of the Property, committing waste or doing any other act that will tend to affect the preservation of the Leases, the Rents, and the Property and Borrower approves the appointment of the designated Receiver or any other Receiver appointed by the court. Borrower agrees that the appointment may be made ex parte and as a matter of right to Lender or Trustee, either before or after sale of the Property, without further notice, and without regard to the solvency or insolvency, at the time of application for the Receiver, of the person or persons, if any, liable for the payment of any portion of the Debt and the performance of any portion of the Obligations and without regard to the value of the Property or whether the Property is occupied as a homestead and without bond being required of the applicant.

(b)  The Receiver will be vested with the fullest powers permitted by Law including all powers necessary or usual in similar cases for the protection, possession and operation of the Property and all the powers and duties of Lender as a mortgagee-in-possession as provided in this Deed of Trust and may continue to exercise all the usual powers and duties until the Receiver is discharged by the court.

(c)  In addition to the Remedies and all other available rights, Lender or the Receiver may take any of the following actions:

(i)  take exclusive possession, custody and control of the Property and manage the Property so as to prevent waste;

(ii)  require Borrower to deliver to Lender or the Receiver all keys, security deposits, operating accounts, prepaid Rents, past due Rents, the Books and Records and all original counterparts of the Leases and the Property Documents;

(iii)  collect, sue for and give receipts for the Rents and, after paying all expenses of collection, including reasonable receiver’s, broker’s and attorney’s fees, apply the net collections to any portion of the Debt selected by Lender in its sole discretion,

(iv)  enter into, modify, extend, enforce, terminate, renew or accept surrender of Leases and evict tenants except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Deed of Trust and in the Assignment;

(v)  enter into, modify, extend, enforce, terminate or renew Property Documents except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Deed of Trust and in the Assignment;

(vi)  appear in and defend any Proceeding brought in connection with the Property and bring any Proceeding to protect the Property as well as Borrower’s and Lender’s respective interests in the Property (unless any such Proceeding has been assigned previously to Lender in the Assignment, or if so assigned, Lender has not expressly assigned such Proceeding to the Receiver and consented to such appearance or defense by the Receiver); and

(vii)  perform any act in the place of Borrower that Lender or the Receiver deems necessary (A) to preserve the value, marketability or rentability of the Property; (B) to increase the gross receipts from the Property; or (C) otherwise to protect Borrower’s and Lender’s respective interests in the Property.

(d)  Effective upon an Event of Default, Borrower appoints Lender as Borrower’s attorney-in-fact, at Lender’s election, to perform any actions and to execute and record any instruments necessary to effectuate the actions described in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the provisions of this Section.

Section 14.6  General Provisions Pertaining to Foreclosures and the Power of Sale. Except to the extent provided otherwise in Section 14.4, the following provisions will apply to any Proceeding to foreclose and to any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale:

(i)  Lender’s or Trustee’s right to institute a Proceeding to foreclose or to sell by power of sale will not be exhausted by a Proceeding or a sale that is defective or not completed;

(ii)  any sale may be postponed or adjourned by Lender by public announcement at the time and place appointed for the sale without further notice;

(iii)  with respect to any sale pursuant to a judgment of foreclosure and sale or by power of sale, the Property may be sold as an entirety or in parcels, at one or more sales, at the time and place, on terms and in the order that Lender deems expedient in its sole discretion;

(iv)  if a portion of the Property is sold pursuant to this Article, the Loan Documents will remain in full force and effect with respect to any unmatured portion of the Debt and this Deed of Trust will continue as a valid and enforceable first lien on and security interest in the remaining portion of the Property, subject only to the Permitted Exceptions, without loss of priority and without impairment of any of Lender’s or Trustee’s rights and remedies with respect to the unmatured portion of the Debt;

(v)  Lender may bid for and acquire the Property at a sale and, in lieu of paying cash, may credit the amount of Lender’s bid against any portion of the Debt selected by Lender in its sole discretion after deducting from the amount of Lender’s bid the expenses of the sale, costs of enforcement and other amounts that Lender is authorized to deduct at Law, in equity or otherwise; and

(vi)  Lender’s receipt of the proceeds of a sale will be sufficient consideration for the portion of the Property sold and Lender will apply the proceeds as set forth in this Deed of Trust.

Section 14.7  Application of Proceeds. Lender may apply the proceeds of any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale and any other amounts collected by Lender in connection with the exercise of the Remedies to payment of the Debt in such priority and proportions as Lender may determine in its sole discretion or in such priority and proportions as required by Law.

Section 14.8  Power of Attorney. Effective upon an Event of Default, Borrower appoints Lender as Borrower’s attorney-in-fact to perform any actions necessary and incidental to exercising the Remedies.

Section 14.9  Tenant at Sufferance. If Lender, Trustee, or a Receiver enters the Property in the exercise of the Remedies and Borrower is allowed to remain in occupancy of the Property, Borrower will pay to Lender, Trustee, or the Receiver, as the case may be, in advance, a reasonable rent for the Property occupied by Borrower. If Borrower fails to pay the rent, Borrower may be dispossessed by the usual Proceedings available against defaulting tenants.

Section 14.10  State Laws Pertaining to Remedies.

(a)  In addition to the rights and powers of sale granted under the preceding Subsection 14.4, if any Event of Default occurs concerning the payment of any installment of the Obligations, Lender, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligations to be due and payable, may orally or in writing direct the Trustee to enforce this trust and to sell the Property subject to such unmatured indebtedness and the assignments, liens, and security interests securing its payment, in the same manner, on the same terms, at the same place and time and after having given notice in the same manner, all as provided in the preceding provisions of Section 14.4. After such sale, the Trustee will make due conveyance to the purchaser or purchasers. Sales made without maturing the Obligations may be made hereunder whenever there occurs an Event of Default in the payment of any installment of the Obligations without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Section 14.10(a), the unmatured balance of the Obligations (except as to any proceeds of any sale which Lender may apply as a prepayment of the Obligations) or the assignments, liens and security interests securing payment of the Obligations.

(b)  It is intended by each of the foregoing provisions of Section 14.4 and 14.10(a) that Trustee may, after any request or direction by Lender, sell not only the Land and Improvements but also the Collateral and other interests constituting a part of the Property, or any part thereof, along with the Land and Improvements, or any part thereof, all as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. The sale or sales by Trustee of less than the whole of the Property will not exhaust the power of sale herein granted and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property is sold; and if the proceeds of such sale or sales of less than the whole of such Property is less than the aggregate of the Obligations and the expense of executing this trust, this Deed of Trust and the assignments, liens, and security interests hereof will remain in full force and effect as to the unsold portion of the Property just as though no sale or sales of less than the whole of the Property had occurred, but Lender will have the right, at its sole election, to request Trustee to sell less than the whole of the Property.

(c)  Borrower and Lender agree that, in any assignments, deeds, bills of sale, notice of sale, or postings, given by Trustee or Lender, any and all statements of fact or other recitals therein made as to the identity of Lender, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the Maturity Date, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee and without being limited by the foregoing, as to any other act or thing having been duly done by Lender or by Trustee, will be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Borrower hereby ratifies and confirms any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(d)  In the event of the resignation or death of Trustee, or Trustee’s failure, refusal or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Lender, without cause, Lender may appoint, orally or in writing, a substitute trustee, who will thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to and vested in Trustee. If Lender is a corporation, such appointment may be made on behalf of such Lender by any person who is then the president, or a vice-president, assistant vice-president, treasurer, cashier, secretary, or any other authorized officer or agent of Lender. In the event of the resignation or death of any substitute trustee, or such substitute trustee’s failure, refusal or inability to make any such sale or perform such trusts, or, at the option of Lender, without cause, successive substitute trustees may thereafter, from time to time, be appointed in the same manner. Wherever herein the word “Trustee” used, the same means the person who is the duly appointed trustee in the first paragraph of this Deed of Trust or substitute trustee hereunder at the time in question.

(e)  Lender may, or Trustee may upon written request of Lender, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Obligations in accordance with the terms hereof or of the Note or the other Loan Documents, to foreclose or otherwise enforce the assignments, liens, and security interests created or evidenced by the other Loan Documents, or this Deed of Trust as against all, or any part of, the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.

(f)  To the extent permitted by law, Lender, as a matter of right without notice to Borrower and without regard to the sufficiency of the security, and without any showing of insolvency, fraud, or mismanagement on the part of Borrower, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, will be entitled to the appointment of a receiver or receivers of the Property, or any part thereof, and of the income, rents, issues, and profits thereof.

(g)  To the extent permitted by Law, Lender may enter upon the Land, take possession of the Property and remove the Collateral or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability on the part of Lender, take possession of any property located on or in the Land which is not a part of the Property and hold or store such property at Borrower’s expense.

(h)  Lender may require Borrower to assemble the Collateral, or any part thereof, and make it available to Lender at a place to be designated by Lender which is reasonably convenient to Borrower and Lender.

(i)  After notification, if any, hereafter provided in this Subsection, Lender may, or the Trustee may, upon request of Lender, sell, lease, or otherwise dispose of, at the office of Lender, or on the Land, or elsewhere as chosen by Lender, all or any part of the Collateral, in its then condition, or following any commercially reasonable preparation or processing, and each “Sale” (as used herein, the term “Sale” means any such sale, lease, or other disposition made pursuant to this Section 4.10(i)) may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts, and, at any Sale, it will not be necessary to exhibit the Collateral, or part thereof, being sold. The Sale of any part of the Collateral shall not exhaust Lender’s power of Sale, but Sales may be made, from time to time, until the Obligations are paid and performed in full. Reasonable notification of the time and place of any public Sale pursuant to this Section, or reasonable notification of the time after which any private Sale is to be made pursuant to this Subsection, will be sent to Borrower and to any other person entitled to notice under Chapter 9 of the Uniform Commercial Code; provided, that if the Collateral being sold, or any part thereof, is perishable, or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender may sell, lease, or otherwise dispose of such Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates, is reasonable notification and notice for the purposes of this Section.

(j)  Lender may retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Lender is entitled to do so under the Uniform Commercial Code, and Lender unequivocally and expressly confirms in writing that Lender’s intention is to retain such Collateral in full satisfaction of the Obligations.

(k)  Lender may buy the Property, or any part thereof, at any public Sale or judicial Sale (including any Sale of the Collateral as contemplated in Section 4.10(i) hereof).

(l)  Lender may buy the Collateral, or any part thereof, at any private Sale if the Collateral, or part thereof, being sold is a type customarily sold in a recognized market or a type which is the subject of widely distributed standard price quotations.

(m)  Lender will have and may exercise any and all other rights and remedies which Lender may have at law or in equity, or by virtue of any other security instrument, or under the Uniform Commercial Code, or otherwise.

(n)  Notwithstanding anything contained herein to the contrary, pursuant to TEX. BUS & COM. CODE ANN. §9.604 (a) (Vernon 2002), Lender may proceed under Chapter 9 of the Uniform Commercial Code as to all personal property covered hereby without prejudicing any rights with respect to the real property or, at Lender’s election, Lender may proceed as to both the real and personal property covered hereby in accordance with Lender’s rights and remedies in respect of real property, in which case the provisions of Chapter 9 of the Uniform Commercial Code (and Section 4.10(i) hereof) will not apply.

(o)  If Lender is the purchaser of the Property, or any part thereof, at any sale thereof (including any Sale of the Collateral as contemplated in Section 4.10(i) hereof), whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure or enforcement of the assignments, liens, and security interests hereof, or otherwise, Lender shall, upon any such purchase, acquire good title to the Property so purchased, free of the assignments, liens, and security interests of these presents.

(p)  This Deed of Trust is effective as a mortgage as well as a deed of trust, and upon the occurrence of an Event of Default may be foreclosed as to the Property or any portion thereof in any manner permitted by the laws of Texas and any other state in which any part of the Property is situated. Any foreclosure suit may be brought by Trustee or Lender. If a foreclosure hereunder is commenced by Trustee, Lender may, at any time before the sale, direct the Trustee to abandon the sale, and may then institute suit for the collection of the Obligations, and for the foreclosure or enforcement of the assignments, liens, and security interests hereof. If Lender should institute a suit for the collection of the Obligations, and for a foreclosure or enforcement of the assignments, liens, and security interests hereof, it may, at any time before the entry of a final judgment in said suit, dismiss the same, and require Trustee to sell the Property, or any part thereof, in accordance with the other provisions of this Deed of Trust.

Section 14.11  Waiver of Deficiency Statute.

(a)  In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Borrower agrees as follows: Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by Law, Borrower agrees that, subject to the provisions of Article XV hereof, Lender shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Borrower expressly recognizes that this Section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Borrower and other persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Borrower and others against whom recovery of a deficiency is sought.

(b)  Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five (5) years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

ARTICLE XV

LIMITATION OF LIABILITY

Section 15.1  Limitation of Liability.

(a)  Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), if Lender seeks to enforce the collection of the Debt, Lender will foreclose this Deed of Trust instead of instituting suit on the Note. If a lesser sum is realized from a foreclosure of this Deed of Trust and sale of the Property than the then outstanding Debt, Lender will not institute any Proceeding against Borrower or Borrower’s general partners, if any, for or on account of the deficiency, except as set forth in subsections (b) and (c).

(b)  The limitation of liability in subsection (a) will not affect or impair (i) the lien of this Deed of Trust or Lender’s other rights and Remedies under the Loan Documents, including Lender’s right as mortgagee or secured party to commence an action to foreclose any lien or security interest Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the Obligations; (iii) Lender’s rights under any Loan Document that are not expressly non-recourse; or (iv) Lender’s right to present and collect on any letter of credit or other credit enhancement document held by Lender in connection with the Obligations.

(c)  The following are excluded and excepted from the limitation of liability in subsection (a) and Lender may recover personally against Borrower and its general partners, if any, for the following:

(i)  all losses suffered and liabilities and expenses incurred by Lender relating to any fraud or intentional misrepresentation or omission by Borrower or any of Borrower’s partners, members, officers, directors, shareholders or principals in connection with (A) the performance of any of the conditions to Lender making the Loan; (B) any inducements to Lender to make the Loan; (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) Borrower’s performance of the Obligations;

(ii)  all Rents derived from the Property after a default under the Loan Documents which default is a basis of a Proceeding by Lender to enforce collection of the Debt and all moneys that, on the date such a default occurs, are on deposit in one or more accounts used by or on behalf of Borrower relating to the operation of the Property, except to the extent properly applied to payment of Debt Service Payments, Impositions, Insurance Premiums and any reasonable and customary expenses incurred by Borrower in the operation, maintenance and leasing of the Property or delivered to Lender;

(iii)  the cost of remediation of any Environmental Activity affecting the Property, any diminution in the value of the Property arising from any Environmental Activity affecting the Property and any other losses suffered and liabilities and expenses incurred by Lender relating to a default under the Article entitled “Environmental”;

(iv)  all security deposits collected by Borrower or any of Borrower’s predecessors and not refunded to Tenants in accordance with their respective Leases, applied in accordance with the Leases or Law or delivered to Lender, and all rents collected by Borrower or any of Borrower’s predecessors more than 30 days in advance and not applied in accordance with the Leases or delivered to Lender; provided, however, that nothing contained herein shall limit Borrower’s or general partners’ liability under clause (ii) above;

(v)  the replacement cost of any Fixtures or Personal Property removed from the Property after a default occurs (which is not cured within any applicable grace or cure period) and not replaced as required by the Loan Documents);

(vi)  all losses suffered and liabilities and expenses incurred by Lender relating to any acts or omissions by Borrower that result in waste (including economic and non-physical waste) on the Property;

(vii)  all protective advances and other payments made by Lender pursuant to express provisions of the Loan Documents to protect Lender’s security interest in the Property or to protect the assignment of the property described in and effected by the Assignment, but only to the extent that the Rents would have been sufficient to permit Borrower to make the payment and Borrower failed to do so;

(viii)  all mechanics’ or similar liens relating to work performed on or materials delivered to the Property prior to Lender exercising its Remedies, but only to the extent Lender had advanced funds to pay for the work or materials;

(ix)  all Proceeds that are not applied in accordance with this Deed of Trust or not paid to Lender as required under this Deed of Trust;

(x)  all losses suffered and liabilities and expenses incurred by Lender relating to a Transfer that is not permitted under the Section entitled “Permitted Transfers” including the prohibition on any Transfer that results in a violation of ERISA or any anti-terrorism or money laundering laws.

(xi)  all losses suffered and liabilities and expenses incurred by Lender relating to forfeiture or threatened forfeiture of the Property to the Government;

(xii)  all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of this Deed of Trust relating to ERISA; and

(xiii)  all losses suffered and liabilities and expenses incurred by Lender relating to any default under any of the provisions of this Deed of Trust relating to anti-terrorism or money laundering.

(d)  Nothing under subparagraph (a) above will be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other Law relating to bankruptcy or insolvency to file a claim for the full amount of the Debt or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.

ARTICLE XVI

WAIVERS

Section 16.1  WAIVER OF STATUTE OF LIMITATIONS. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE RIGHT TO CLAIM ANY STATUTE OF LIMITATIONS AS A DEFENSE TO BORROWER’S PAYMENT AND PERFORMANCE OF THE OBLIGATIONS.

Section 16.2  WAIVER OF NOTICE. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM LENDER OR TRUSTEE WITH RESPECT TO THE LOAN DOCUMENTS EXCEPT FOR THOSE NOTICES THAT LENDER OR TRUSTEE IS EXPRESSLY REQUIRED TO DELIVER PURSUANT TO THE LOAN DOCUMENTS.

Section 16.3  WAIVER OF MARSHALLING AND OTHER MATTERS. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE BENEFIT OF ANY RIGHTS OF MARSHALLING OR ANY OTHER RIGHT TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY WILL BE (i) SOLD; OR (ii) MADE AVAILABLE TO ANY ENTITY IF THE PROPERTY IS SOLD BY POWER OF SALE OR PURSUANT TO A JUDGMENT OF FORECLOSURE AND SALE. BORROWER ALSO WAIVES THE BENEFIT OF ANY LAWS RELATING TO APPRAISEMENT, VALUATION, STAY, EXTENSION, REINSTATEMENT, MORATORIUM, HOMESTEAD AND EXEMPTION RIGHTS OR A SALE IN INVERSE ORDER OF ALIENATION.

Section 16.4  WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY, OR AGAINST, OR COUNTERCLAIM OR CROSS-COMPLAINT ASSERTED BY OR AGAINST, LENDER OR TRUSTEE RELATING TO THE LOAN, THE PROPERTY DOCUMENTS OR THE LEASES.

Section 16.5  WAIVER OF COUNTERCLAIM. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM OR CROSS-COMPLAINT, OTHER THAN COMPULSORY OR MANDATORY COUNTERCLAIMS OR CROSS-COMPLAINTS, IN ANY PROCEEDING LENDER OR TRUSTEE BRINGS AGAINST BORROWER RELATING TO THE LOAN, INCLUDING ANY PROCEEDING TO ENFORCE REMEDIES.

Section 16.6  WAIVER OF JUDICIAL NOTICE AND HEARING. TO THE EXTENT PERMITTED BY LAW, BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE UNDER LAW TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THE LOAN DOCUMENTS TO LENDER AND BORROWER WAIVES THE RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN DOCUMENTS ON THE

GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.

Section 16.7  WAIVER OF SUBROGATION. BORROWER WAIVES ALL RIGHTS OF SUBROGATION TO LENDER’S RIGHTS OR CLAIMS RELATED TO OR AFFECTING THE PROPERTY OR ANY OTHER SECURITY FOR THE LOAN UNTIL THE LOAN IS PAID IN FULL AND ALL FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED.

Section 16.8  GENERAL WAIVER. BORROWER ACKNOWLEDGES THAT (A) BORROWER AND BORROWER’S PARTNERS, MEMBERS OR PRINCIPALS, AS THE CASE MAY BE, ARE KNOWLEDGEABLE BORROWERS OF COMMERCIAL FUNDS AND EXPERIENCED REAL ESTATE DEVELOPERS OR INVESTORS WHO UNDERSTAND FULLY THE EFFECT OF THE ABOVE PROVISIONS; (B) LENDER WOULD NOT MAKE THE LOAN WITHOUT THE PROVISIONS OF THIS ARTICLE; (C) THE LOAN IS A COMMERCIAL OR BUSINESS LOAN UNDER THE LAWS OF THE STATE OR COMMONWEALTH WHERE THE PROPERTY IS LOCATED NEGOTIATED BY LENDER AND BORROWER AND THEIR RESPECTIVE ATTORNEYS AT ARMS LENGTH; AND (D) ALL WAIVERS BY BORROWER IN THIS ARTICLE HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER FIRST HAS BEEN INFORMED BY COUNSEL OF BORROWER’S OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE. THE FOREGOING ACKNOWLEDGMENT IS MADE WITH THE INTENT THAT LENDER AND ANY SUBSEQUENT HOLDER OF THE NOTE WILL RELY ON THE ACKNOWLEDGMENT.

ARTICLE XVII

NOTICES

Section 17.1  Notices. Except for foreclosure notices and notices of sale which will be sent as required by the Texas Property Code, as amended, all acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the “Notices”) required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery (for next morning delivery if sent by overnight delivery service), in all cases with charges prepaid addressed to the appropriate party at its address listed below:

If to Lender:	Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017
Attention: Director of Portfolio Management Mortgage and Real Estate Division Domestic Portfolio - West Authorization ID#AAA4442 Investment ID#M-0005934

with a courtesy copy to:
Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017
Attention:          Managing Counsel, Investment
Management Law, New York
Authorization ID#AAA4442
Investment ID#M-0005934

If to Borrower:	c/o Stratus Properties, Inc. 98 San Jacinto Blvd., Suite 220 Austin, Texas 78701 Attention: John E. Baker

with a courtesy copy to:	Ambrust & Brown, L.L.P. 100 Congress, Suite 1300 Austin, Texas 78701 Attention: Ken Jones

Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Borrower’s or Lender’s, as applicable, rejection of delivery; or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.

Section 17.2  Change in Borrower’s Legal Name, Place of Business or State of Formation. Borrower will notify Lender in writing prior to any change in Borrower’s legal name, place of business, including as a result of, or in connection with, any Transfer, including any Permitted Transfer.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1  Applicable Law. The Loan Documents are governed by and will be construed in accordance with the Laws of the state or commonwealth in which the Property is located without regard to conflict of law provisions, except to the extent that the Uniform Commercial Code requires otherwise.

Section 18.2  Usury Limitations. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, will the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender will be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender will ever receive anything of value deemed interest by applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal portion of the Debt and Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid principal portion of the Debt and Obligations, such excess will be refunded to Borrower. All interest paid or agreed to be paid to Lender will, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period will not exceed the maximum amount permitted by applicable Law. This paragraph will control all agreements between Borrower and Lender.

Section 18.3  Lender’s Discretion. Wherever under the Loan Documents any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender’s approval, determination or election will be made in Lender’s reasonable discretion unless expressly provided to the contrary.

Section 18.4  Unenforceable Provisions. If any provision in the Loan Documents is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and the Loan Documents will be construed as though the provision was not contained in the Loan Documents and the remainder of the Loan Documents will remain in full force and effect.

Section 18.5  Survival of Borrower’s Obligations. Borrower’s representations, warranties and covenants contained in the Loan Documents will continue in full force and effect and survive (i) release of the lien of this property by Lender; (ii) assignment or other transfer of all or any portion of Lender’s interest in the Loan Documents or the Property; (iii) Lender’s or Trustee’s exercise of any of the Remedies or any of Lender’s or Trustee’s other rights under the Loan Documents; (iv) a Transfer (except to the extent Borrower is expressly released as specifically provided herein); (v) amendments to the Loan Documents; and (vi) any other act or omission that might otherwise be construed as a release or discharge of Borrower (except for a specific release or discharge of Borrower).

Section 18.6  Relationship Between Borrower and Lender; No Third Party Beneficiaries.

(a)  Lender is not a partner of or joint venturer with Borrower or any other entity as a result of the Loan or Lender’s rights under the Loan Documents; the relationship between Lender and Borrower is strictly that of creditor and debtor. Each Loan Document is an agreement between the parties to that Loan Document for the mutual benefit of the parties and no entities other than the parties to that Loan Document will be a third party beneficiary or will have any claim against Lender or Borrower by virtue of the Loan Document. As between Lender and Borrower, any actions taken by Lender under the Loan Documents will be taken for Lender’s protection only, and Lender has not and will not be deemed to have assumed any responsibility to Borrower or to any other entity by virtue of Lender’s actions.

(b)  All conditions to Lender’s performance of its obligations under the Loan Documents are imposed solely for the benefit of Lender. No entity other than Lender will have standing to require satisfaction of the conditions in accordance with their provisions or will be entitled to assume that Lender will refuse to perform its obligations in the absence of strict compliance with any of the conditions.

Section 18.7  Partial Reconveyances or Releases, Extensions, Waivers. Lender may: (i) permit the release of any part of the Property or release any entity obligated for the Obligations; (ii) extend the time for payment or performance of any of the Obligations or otherwise amend the provisions for payment or performance by agreement with any entity that is obligated for the Obligations or that has an interest in the Property; (iii) accept additional security for the payment and performance of the Obligations; and (iv) waive any entity’s performance of an Obligation, release any entity or individual now or in the future liable for the performance of the Obligation or waive the exercise of any Remedy or option. Lender may exercise any of the foregoing rights without notice, without regard to the amount of any consideration given, without affecting the priority of the Loan Documents, without releasing any entity not specifically released from its obligations under the Loan Documents, without releasing any guarantor(s) or surety(ies) of the Obligations, without effecting a novation of the Loan Documents and, with respect to a waiver, without waiving future performance of the Obligation or exercise of the Remedy waived.

Section 18.8  Service of Process. Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth in the Article entitled “Notices”.

Section 18.9  Entire Agreement. Oral agreements or commitments between Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew the debt, are not enforceable. Any agreements among Borrower, Lender and Trustee relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements among Borrower, Lender and Trustee, except as Borrower, Lender and, if applicable, Trustee may later agree in writing to amend the Loan Documents. The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the party by or for whom it was drafted.

Section 18.10  No Oral Amendment. The Loan Documents may not be amended, waived or terminated orally or by any act or omission made individually by Borrower, Lender or Trustee but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

Section 18.11  Lost or Destroyed Note. If the Note is lost, mutilated, destroyed or stolen, Borrower will deliver to Lender a new, substitute note containing the same provisions as the Note, provided that Borrower is furnished with reasonably satisfactory evidence of the loss, mutilation, destruction or theft of the Note.

Section 18.12  Covenants Run with the Land. Subject to the restrictions on transfer contained in the Article entitled “TRANSFERS, LIENS AND ENCUMBRANCES”, all of the covenants of this Deed of Trust and the Assignment run with the Land, will bind all parties hereto and all tenants and subtenants of the Land or the Improvements and their respective heirs, executors, administrators, successors and assigns, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Deed of Trust.

Section 18.13  Time of the Essence. Time is of the essence with respect to Borrower’s payment and performance of the Obligations.

Section 18.14  Subrogation. If the Principal or any other amount advanced by Lender is used directly or indirectly to pay off, discharge or satisfy all or any part of an encumbrance affecting the Property, then Lender is subrogated to the encumbrance and to any security held by the holder of the encumbrance, all of which will continue in full force and effect in favor of Lender as additional security for the Obligations.

Section 18.15  Joint and Several Liability. If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity under this Deed of Trust are joint and several.

Section 18.16  Successors and Assigns. The Loan Documents bind the parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives and to the extent applicable inure to the benefit of Trustee and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 18.17  Duplicates and Counterparts. Duplicate counterparts of any of the Loan Documents, other than the Note, may be executed and together will constitute a single original document.

ARTICLE XIX

TRUSTEE PROVISIONS

Section 19.1  Acceptance of Trust.

(a)  Lender may from time to time unilaterally substitute a successor to Trustee pursuant to a recordable instrument that complies with Law for substitution of Trustees. The recorded substitution will be conclusive proof of proper substitution of trustee who will, without conveyance from predecessor trustee, succeed to all of the predecessor trustee’s title, estate, rights, powers and duties.

(b)  Trustee may resign by an instrument in writing addressed to Lender, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Lender shall deem it desirable to appoint a substitute or successor Trustee to act instead of the herein named Trustee or any substitute or successor Trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without formality other than appointment and designation in writing executed by Lender and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Debt has been paid in full or until the Property is sold hereunder. Such appointment and designation by Lender shall be full evidence of the right and authority to make the same and of all facts therein recited. If Lender is a banking association or corporation and such appointment is executed in its behalf by an officer of such banking association or corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the association or corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute Trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Lender or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Borrower hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

(c)  TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES

WHATSOEVER (INCLUDING, WITHOUT LIMITATION, TRUSTEE’S NEGLIGENCE), EXCEPT FOR TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

ARTICLE XX

INDEMNIFICATION

Section 20.1  Indemnity. BORROWER SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS LENDER AND TRUSTEE, THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGE, LOSS, COST, OR EXPENSE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), IN CONNECTION WITH ANY ACTION, PROCEEDING, CLAIM OR DISPUTE INCURRED OR SUFFERED BY THE FOREGOING PARTIES SO INDEMNIFIED, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED (BUT NOT TO THE EXTENT SUFFERED OR INCURRED AS THE RESULT OF A BREACH OF THE PROVISIONS OF THIS DEED OF TRUST BY THE PARTY ASSERTING INDEMNIFICATION), IN RESPECT OF THE FOLLOWING:

(a)  ANY LITIGATION CONCERNING THIS DEED OF TRUST, THE OTHER LOAN DOCUMENTS OR THE PROPERTY, OR ANY INTEREST OF BORROWER OR LENDER THEREIN, OR THE RIGHT OF OCCUPANCY THEREOF BY BORROWER OR LENDER, WHETHER OR NOT ANY SUCH LITIGATION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT;

(b)  ANY DISPUTE, INCLUDING DISPUTES AS TO THE DISBURSEMENT OF PROCEEDS OF THE NOTE NOT YET DISBURSED, AMONG OR BETWEEN ANY OF THE CONSTITUENT PARTIES OR OTHER PARTNERS OR VENTURERS OF BORROWER IF BORROWER IS A GENERAL OR LIMITED PARTNERSHIP, OR AMONG OR BETWEEN ANY EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS OR MANAGERS OF BORROWER IF BORROWER IS A CORPORATION OR LIMITED LIABILITY COMPANY, OR AMONG OR BETWEEN ANY MEMBERS, TRUSTEES OR OTHER RESPONSIBLE PARTIES IF BORROWER IS AN ASSOCIATION, TRUST OR OTHER ENTITY;

(c)  ANY ACTION TAKEN OR NOT TAKEN BY LENDER OR TRUSTEE WHICH IS ALLOWED OR PERMITTED UNDER THIS DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS RELATING TO BORROWER, THE PROPERTY, ANY CONSTITUENT PARTIES OR OTHERWISE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION, THE

PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST OR OTHER RIGHT, REMEDY OR RECOURSE CREATED OR AFFORDED BY THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS; AND

(d)  ANY ACTION BROUGHT BY LENDER OR TRUSTEE AGAINST BORROWER UNDER THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS AFTER AN EVENT OF DEFAULT, WHETHER OR NOT SUCH ACTION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT.

LENDER AND/OR TRUSTEE MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTEST OR ENFORCE ITS RIGHTS, REMEDIES AND RECOURSES UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, AND TO ADVISE AND DEFEND LENDER AND/OR TRUSTEE WITH RESPECT TO ANY SUCH ACTIONS AND OTHER MATTERS. BORROWER SHALL REIMBURSE LENDER AND/OR TRUSTEE FOR THEIR RESPECTIVE ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) IMMEDIATELY UPON RECEIPT OF A WRITTEN DEMAND THEREFOR (TOGETHER WITH REASONABLE SUPPORTING DOCUMENTATION), WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS HEREUNDER SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY LENDER AND/OR TRUSTEE. ANY PAYMENTS NOT MADE WITHIN FIVE (5) DAYS AFTER WRITTEN DEMAND THEREFOR SHALL BEAR INTEREST AT THE DEFAULT INTEREST RATE FROM THE DATE OF SUCH DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 20.1 SHALL SURVIVE REPAYMENT OF THE DEBT AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF THE LIEN OF THIS DEED OF TRUST, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY BORROWER OF ANY OR ALL OF ITS RIGHT, TITLE AND INTEREST IN OR TO THE PROPERTY AND THE EXERCISE BY LENDER OF ANY AND ALL REMEDIES SET FORTH HEREIN OR IN THE LOAN DOCUMENTS. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event shall any indemnification of Lender or the other Indemnified Parties be applicable to any loss that is the result of the gross negligence or willful misconduct of Lender or any other indemnified party or that is incurred solely as a result of acts, omissions, events, facts or circumstances first arising or occurring after the date on which the lien of the Deed of Trust is fully and finally foreclosed or a conveyance by deed in lieu of foreclosure is fully and finally effective and possession of the Property has been given to the purchaser or grantee free of occupancy, claims of occupancy or redemption by Borrower, except to the extent such acts, omissions, events, facts or circumstances were caused in whole or in part by Borrower or any Borrower Party.

ARTICLE XXI

ADDITIONAL PROVISIONS PERTAINING TO STATE LAWS

IN WITNESS WHEREOF, Borrower has executed and delivered this Deed of Trust as of the date first set forth above.

ESCARPMENT VILLAGE, L.P., a Texas limited partnership

By: Escarpment Village Management, L.L.C., a Texas
limited liability company, General Partner

By: Circle C Land, L.P., a Texas limited partnership,
Manager

By: Circle C GP, L.L.C., a Delaware limited
liability company, its general partner

By: Stratus Properties Inc., a Delaware
corporation, its Manager

By: /s/ John E. Baker
John E. Baker
Senior Vice President

STATE OF TEXAS      §
                                         §
COUNTY OF TRAVIS §

The foregoing instrument was acknowledged before me this 28th day of June, 2006 by John E. Baker, Senior Vice President of Stratus Properties Inc., as Manager of Circle C GP, L.L.C., a Delaware limited liability company, general partner of Circle C Land, L.P., a Texas limited partnership, Manager of Escarpment Village Management, L.L.C., a Texas limited liability company, general partner of Escarpment Village, L.P., a Texas limited partnership, on behalf of such limited liability companies, and limited partnerships.

                            /s/ Carol Fahs
Notary Public in and for the State of Texas

Exhibit A

LEGAL DESCRIPTION

Exhibit A

Exhibit B

DEFINITIONS

“Acceleration” is defined in Section 14.2(a)(i).

“Accumulations” is defined in Section 2.1(xii).

“Accumulations Depositary” is defined in Section 6.2(a).

“Additional Funds” is defined in Section 7.4(v).

“Annual Financial Statement” is defined in Section 10.1(a).

“Assessments” is defined as all assessments now or hereafter levied, assessed or imposed against the Property.

“Assignment” is defined as the Assignment of Leases and Rents dated of even date with this Deed of Trust made by Borrower for the benefit of Lender.

“Bankruptcy Code” means Title 11 of the United States Code.

“Borrower” is defined in the introductory paragraph.

“Budget” is defined in Section 10.2.

“Business Days” is defined as any day on which commercial banks are not authorized or required by Law to close in New York, New York.

“Casualty” is defined as damage to or destruction of the Property by fire or other casualty.

“Code” is defined as the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

“Collateral” is defined as any part of the Property which constitutes personal property.

“Condemnation” is defined as the permanent or temporary taking of all or any portion of the Property, or any interest therein or right accruing thereto, by the exercise of the right of eminent domain (including any transfer in lieu of or in anticipation of the exercise of the right), inverse condemnation or any similar injury or damage to or decrease in the value of the Property, including severance and change in the grade of any streets and a Condemnation will be deemed to have occurred on the date title to the property taken passes or if the Condemnation is temporary, on the date Borrower no longer has use of the affected property.

“Condemnation Awards” is defined in Section 2.1(viii).

“Condemnation Proceeding” is defined as a Proceeding that could result in a Condemnation.

“CPA” is defined as an independent certified public accountant satisfactory to Lender.

“Debt” is defined in Section 3.1.

“Debt Coverage Ratio” shall have the meaning assigned to such term in the Assignment.

“Debt Service Payments” is defined as the monthly installments of principal and interest payable by Borrower to Lender as set forth in the Note.

“Deed of Trust” is defined as this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing.

“Default Interest Rate” is defined as the lower of 10.5% per annum or the Maximum Interest Rate, if any.

“Destruction Event” is defined in Section 7.4.

“Environmental Activity” is defined as any actual, suspected or threatened abatement, cleanup, disposal, generation, handling, manufacture, possession, release, remediation, removal, storage, transportation, treatment or use of any Hazardous Material. The actual, suspected or threatened presence of any Hazardous Material, or the actual, suspected or threatened noncompliance with any Environmental Laws, will be deemed Environmental Activity.

“Environmental Laws” is defined as all Laws pertaining to health, safety, protection of the environment, natural resources, conservation, habitat management and preservation, endangered species, solid waste disposal, wildlife, waste management, Environmental Activities and pollution.

“Environmental Report” is defined as the report prepared by _______________ dated __________________, as amended.

“ERISA” is defined in Section 8.3(a).

“Event of Default” is defined in Section 14.1.

“Executive Order” is defined in Section 8.4.

“Existing General Partners” is Managment.

“Existing Limited Partners” is defined in Section 12.1(b).

“Expenses” is defined in Section 11.1(a).

“Financial Books and Records” is defined as detailed accounts of the income and expenses of the Property and of Borrower and all other data, records and information that either are specifically referred to in the Article entitled “FINANCIAL REPORTING” or are necessary to the preparation of any of the statements, reports or certificates required under such Article and includes all supporting schedules prepared or used by the CPA in auditing the Annual Financial Statement or in issuing its opinion.

“Fiscal Year” is defined as any calendar year or partial calendar year during the Term.

“Fixed Interest Rate” is defined as 5.5% per annum.

“Fixtures” is defined as all of the Property that constitutes “fixtures” as defined in the Uniform Commercial Code.

“Government” is defined as any federal, state or municipal governmental or quasi-governmental authority including any executive, legislative or judicial branch, division and any subdivision or agency of any of them and any entity to which any of them has delegated authority.

“Hazardous Materials” is defined as (i) any by-product, chemical, compound, contaminant, pollutant, product, substance, waste or other material that is hazardous or toxic, (ii) any by-product, chemical, compound, contaminant, pollutant, product, substance, waste or other material, the abatement, cleanup, discharge, disposal, emission, exposure to, generation, handling, manufacture, possession, presence, release, removal, remediation, storage, transportation, treatment or use of which is controlled, prohibited or regulated by any Environmental Laws, including asbestos, petroleum, petroleum products and polychlorinated biphenyls and (iii) mold, mildew, fungi, bacteria, viruses and other microbial matter at the Property in quantities that are hazardous to human health.

“Imposition Penalty Date” is defined in Section 6.1(a).

“Impositions” is defined as all Taxes, Assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Property or Borrower and whether levied, assessed or imposed as excise, privilege or property taxes.

“Improvements” is defined in Section 2.1(ii).

“Insurance Premiums” is defined as all present and future premiums and other charges due and payable on policies of fire, rental value and other insurance covering the Property and required pursuant to the provisions of this Deed of Trust.

“Insurance Proceeds” is defined in Section 2.1(ix).

“Insurers” is defined in Section 7.1(c).

“Institutional Investor” is defined as any bank, savings institution, charitable foundation, insurance company, real estate investment trust, pension fund or investment advisor registered under the Investment Advisors Act of 1940, as amended, and acting as trustee or agent.

“Interest” is defined as the fixed interest payable under the Note at the Fixed Interest Rate and any other sums which are deemed to be interest under Law.

“Land” is defined in the Recitals.

“Late Charge” is defined in the Note.

“Law” is defined as all present and future codes, constitutions, cases, opinions, rules, manuals, regulations, determinations, laws, orders, ordinances, requirements and statutes, as amended, of any Government that affect or that may be interpreted to affect the Property, Borrower or the Loan, including amendments and all guidance documents and publications promulgated thereunder.

“Leases” is defined as all present and future leases, subleases, licenses and other agreements for the use and occupancy of the Land and Improvements, any related guarantees and including any use and occupancy arrangements created pursuant to Section 365 (h) of the Bankruptcy Code or otherwise in connection with the commencement or continuation of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar Proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land and Improvements.

“Lender” is defined in the introductory paragraph.

“Loan” is defined in the Recitals.

“Loan Documents” is defined as the Note, this Deed of Trust, the Assignment and all documents now or hereafter executed by Borrower or held by Lender or Trustee relating to the Loan, including all amendments but excluding any indemnities or guaranties delivered in connection with the Loan.

“Material Environmental Contamination” is defined as contamination of the Property with Hazardous Materials (i) that constitutes a violation of one or more Environmental Laws; (ii) for which there is a significant possibility that remediation will be required under Environmental Laws; (iii) that results in a material risk of liability or expense to Lender; or (iv) that diminishes the value of the Property.

“Maturity Date” is defined in the Recitals.

“Maximum Interest Rate” is defined as the maximum rate of interest, if any, permitted by Law as of the date of this Deed of Trust to be charged with respect to the Loan.

“Note” is defined in the Recitals.

“Note Payments” is defined in the Note.

“Notices” is defined in Section 17.1.

“Obligations” is defined in Section 3.1.

“Permitted Exceptions” is defined as the matters shown in Schedule B, Part 1 and 2 of the title insurance policy insuring the lien of this Deed of Trust.

“Permitted Transfers” is defined in Section 12.2(b).

“Permitted Use” is defined as use as a first-class shopping center and uses incidentally and directly related to such use.

“Personal Property” is defined as the Property, other than Fixtures, the Land or the Improvements.

“Policies” is defined in Section 7.1(b).

“Prepayment Premium” is defined in the Note.

“Principal” is defined in the Recitals.

“Proceeding” is defined as a pending or threatened action, claim or litigation before a legal, equitable or administrative tribunal having proper jurisdiction.

“Proceeds” is defined in Section 7.2(c).

“Prohibited Person” is defined in Section 8.4.

“Property” is defined in Section 2.1.

“Property Documents” is defined in Section 2.1(v).

“Receiver” is defined as a receiver, custodian, trustee, liquidator or conservator of the Property.

“Releasing Escrow” is defined as the Tenant Improvement Pledge and Security Agreement between Borrower, Lender and Holliday Fenoglio Fowler, L.P. dated of even date herein.

“Remedies” is defined in Section 14.2(a).

“Rents” is defined as all present and future rents, prepaid rents, percentage, participation or contingent rents, issues, profits, proceeds, parking fees, revenues and other consideration accruing under or in connection with the Leases or otherwise derived from the use and occupancy of the Land or the Improvements, including tenant contributions to expenses, security deposits and royalties, if any, all other fees or payments paid to or for the benefit of Borrower, including liquidated damages after a default under a Lease, any termination, cancellation, modification or other fee or premium payable by a tenant for any reason, the proceeds of any rental insurance and any payments received pursuant to Sections 502(b) or 365 of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land or the Improvements and all claims as a creditor in connection with any of the foregoing.

“Restoration” is defined as the restoration of the Property after a Destruction Event as nearly as possible to its condition immediately prior to the Destruction Event, in accordance with the plans and specifications, in a first-class workmanlike manner using materials substantially equivalent in quality and character to those used for the original improvements, in accordance with Law and free and clear of all liens, encumbrances or other charges other than this Deed of Trust and the Permitted Exceptions.

“Restoration Completion Date” is defined in Section 7.4(viii).

“Restoration Funds” is defined in Section 7.5(b).

“Taxes” is defined as all present and future real estate taxes or personal property taxes, if any, levied, assessed or imposed against the Property.

“Term” is defined as the scheduled term of this Deed of Trust commencing on the date Lender makes the first disbursement of the Loan and terminating on the Maturity Date.

“Transfer” is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants), conveyance, assignment or other transfer of, or any encumbrance or pledge against, the Property, any interest in the Property, any interest of Borrower’s partners, members or principals in the Property, or any change in Borrower’s composition (except as permitted by this Deed of Trust), in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise and including the grant of an option or the execution of an agreement relating to any of the foregoing matters.

“Uniform Commercial Code” is defined as the Uniform Commercial Code as in effect from time to time in the jurisdiction where the Land is located or, to the extent required by the Uniform Commercial Code, where the Borrower is located, as applicable.

Exhibit C

RULES OF CONSTRUCTION

(a)  References in any Loan Document to numbered Articles or Sections are references to the Articles and Sections of that Loan Document. References in any Loan Document to any numbered or lettered Exhibits or Schedules are references to the Exhibits or Schedules attached to that Loan Document, all of which are incorporated in and constitute a part of that Loan Document. Article, Section, Exhibit and Schedule captions used in any Loan Document are for reference only and do not describe or limit the substance, scope or intent of that Loan Document or the individual Articles, Sections, Exhibits or Schedules of that Loan Document.

(b)  The terms “include”, “including” and similar terms are construed as if followed by the phrase “without limitation”.

(c)  The terms “Land”, “Improvements”, “Fixtures and Personal Property”, “Condemnation Awards”, “Insurance Proceeds” and “Property” are construed as if followed by the phrase “or any part thereof”.

(d)  Any agreement by or duty imposed on Borrower in any Loan Document to perform any obligation or to refrain from any act or omission constitutes a covenant running with the ownership or occupancy of the Land and the Improvements, which will bind all parties hereto and their respective successors and assigns, and all lessees, subtenants and assigns of same, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Deed of Trust and includes a covenant by Borrower to cause its partners, members, principals, agents, representatives and employees to perform the obligation or to refrain from the act or omission in accordance with the Loan Documents. Any statement or disclosure contained in any Loan Document about facts or circumstances relating to the Property, Borrower or the Loan constitutes a representation and warranty by Borrower made as of the date of the Loan Document in which the statement or disclosure is contained.

(e)  The term “to Borrower’s knowledge” is construed as meaning to the best of Borrower’s knowledge after diligent inquiry.

(f)  The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders.

(g)  The terms “person”, “party” and “entity” include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity.

(h)  The term “provisions” includes terms, covenants, conditions, agreements and requirements.

C-1

(i)  The term “amend” includes modify, supplement, renew, extend, replace or substitute and the term “amendment” includes modification, supplement, renewal, extension, replacement and substitution.

(j)  Reference to any specific Law or to any document or agreement, including the Note, this Deed of Trust, any of the other Loan Documents, the Leases and the Property Documents includes any future amendments to the Law, document or agreement, as the case may be.

(k)  No inference in favor of or against a party with respect to any provision in any Loan Document may be drawn from the fact that the party drafted the Loan Document.

(l)  The term “certificate” means the sworn, notarized statement of the entity giving the certificate, made by a duly authorized person satisfactory to Lender affirming the truth and accuracy of every statement in the certificate. Any document that is “certified” means the document has been appended to a certificate of the entity certifying the document that affirms the truth and accuracy of everything in the document being certified. In all instances the entity issuing a certificate must be satisfactory to Lender.

(m)  Any appointment of Lender as Borrower’s attorney-in-fact is irrevocable and coupled with an interest. Lender may appoint a substitute attorney-in-fact. Borrower ratifies all actions taken by the attorney-in-fact but, nevertheless, if Lender requests, Borrower will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect the ratification.

(n)  Any document, instrument or agreement to be delivered by Borrower will be in form and content satisfactory to Lender.

(o)  All obligations, rights, remedies and waivers contained in the Loan Documents will be construed as being limited only to the extent required to be enforceable under the Law.

(p)  The unmodified word “days” means calendar days.

C-2

Exhibit D

PROPERTY DOCUMENTS

D-1

EXHIBIT D

1.
Restrictive Covenants recorded in Volume 10602, Page 896, Volume 11999, Page 11 of the Real Property Records and Master Declaration of Covenants, Conditions, Restrictions and Easements recorded as Document No. 2002151143, amended under Document No. 2003245641, Document No(s). 2002151145, 2002151988, 2002151985 amended under Document No. 2004236025, 2002151984 amended under Document No. 2004135909, 2004236024 and 2002151986, amended under Document No. 2003152218 and 2004135908; and Document Nos. 2004030367, 2004122661, 2004191682, 2004213360, 2004224634, 2004235043, 2005024751, 2005054995, 2005072058, 2005083877, 2005086875, 2006042570, 2005054992 and 2006054993 and plat(s) recorded under Document No(s). 200400299 and 200600023 of the Official Public Records, all of Travis County, Texas.

2.
Pipeline easement granted to Shell Pipe Line Corporation, by instrument dated November 27, 1928, recorded in Volume 430, Page 40, Volume 430, Page 151 of the Deed Records of Travis County, Texas. Said easement assigned by instruments recorded in Volume 1162, Page 249, Volume 1359, Page 261, Volume 3750, Page 1563 and Volume 3979, Page 2019 of the Deed Records and under Document No(s). 2002146654, 2003153649 and 2003219097 of the Official Public Records, all of Travis County, Texas, and partially modified by Volume 5307, Page 1339 of the Deed Records of Travis County, Texas. Additional easements for risers and valves granted to Phillips Pipe Line Company by instrument recorded in Volume 10059, Page 527 of the Real Property Records of Travis County, Texas. Said easement further affected by Partial Release of Easement recorded in Volume 13105, Page 376 of the Real Property Records and of Travis County, Texas, including but not limited to 5 foot temporary workspace easement, and Amendment to Partial Release of Easement recorded under Document No. 2000150667 of the Official Public Records of Travis County, Texas. Further affected by Conveyance, Assignment and Bill of Sale recorded under Document No(s). 2000137109, 2000137110, 2000137111, 2000137112 and 2000137113 of the Official Public Records of Travis County, Texas. Easement further affected by Encroachment Agreement recorded under Document No(s). 2004199918 and 2004224634 of the Official Public Records of Travis County, Texas and Assignment of Easements recorded under Document No. 2004224024 of the Official Public Records of Travis County, Texas, additionally shown on plats recorded under Document No(s). 200400299 and 200600023 of the Official Public Records of Travis County, Texas, and as shown on survey dated June 13, 2006, prepared by William H. Ramsey, R.P.L.S. No. 4532. (ALL LOTS)

3.
Pipeline easement granted to Humble Pipe Line Company, by instrument dated December 16, 1949, recorded in Volume 994, Page 397 of the Deed Records of Travis County, Texas and amended and defined in Volume 9684, Page 844 of the Real Property Records of Travis County, Texas, and assigned in Volume 13051, Page 141, corrected by Volume 13202, Page 76 of the Real Property Records of Travis County, Texas. Easement further affected by Encroachment Agreement recorded under Document No. 2004213360 of the Official Public Records of Travis County, Texas, additionally shown on plats recorded under Document No(s). 200400299 and 200600023 of the Official Public Records of Travis County, Texas, and as shown on survey dated June 13, 2006, prepared by William H. Ramsey, R.P.L.S. No. 4532. (ALL LOTS)

4.
Conservation Easement to Restrict Impervious Cover between the City of Austin and Circle C Land Corp. dated August 15, 2002, recorded under Document No. 2002151985, amended under Document No(s). 2004236025, 2005054992 and 2005054993 of the Official Public Records of Travis County, Texas. (ALL LOTS)

5.
Development Agreement between the City of Austin and Circle C Land Corp. dated August 15, 2002, recorded under Document No. 2002151984 amended under Document No(s). 2004135909, 2004236024, 2005054992 and 2005054993 of the Official Public Records of Travis County, Texas, including but not limited to Critical Environmental Features Setback. (ALL LOTS)

6.
A 9.783 acre water quality easement of various width across subject property, as shown by the Plat(s) recorded under Document No(s). 200400299 and 200600023 of the Official Public Records of Travis County, Texas, and as shown on survey dated June 13, 2006, prepared by William H. Ramsey, R.P.L.S. No. 4532. (LOT 1, BLOCK A)

7.
A 1.393 acre water quality easement of various width across subject property, as shown by the Plat(s) recorded under Document No(s). 200400299 and 200600023 of the Official Public Records of Travis County, Texas, and as shown on survey dated June 13, 2006, prepared by William H. Ramsey, R.P.L.S. No. 4532. (LOT 2, BLOCK A)

8.
A 0.394 acre water quality easement of varied width along the eastern portion of subject property, as shown by the Plat(s) recorded under Document No(s). 200400299 and 200600023 of the Official Public Records of Travis County, Texas, and as shown on survey dated June 13, 2006, prepared by William H. Ramsey, R.P.L.S. No. 4532. (LOT 3, BLOCK A)

9.
A 7.567 acre water quality easement of various width across northern portion of subject property, as shown by the Plat(s) recorded under Document No. 200400299 of the Official Public Records of Travis County, Texas. (LOTS 1 AND 6, BLOCK B)

10.
The terms, conditions and stipulations set out in that certain Declaration of Easements and Restrictive Covenants Regarding the Maintenance of Water Quality Controls for Escarpment Village Development dated December 13, 2004, recorded under Document No. 2004235043 of the Official Public Records of Travis County, Texas. (ALL LOTS)

11.
The terms, conditions and stipulations set out in that certain Declaration of Restrictive Covenants dated June 10, 2004, recorded under Document No. 2005054995 of the Official Public Records of Travis County, Texas, including but not limited to building setback lines set forth herein, and as shown on survey dated June 13, 2006, prepared by William H. Ramsey, R.P.L.S. No. 4532. (ALL LOTS)

12.
Terms, conditions and stipulations of that certain Edwards Aquifer Protection Plan approved August 27, 2004, evidenced by Affidavit recorded under Document No. 2005083668 of the Official Public Records of Travis County, Texas. (ALL LOTS)

13.
The terms, conditions and stipulations set out in that certain Declaration Regarding Development Allocations dated March 23, 2005, recorded under Document No. 2005083877 of the Official Public Records of Travis County, Texas. (ALL LOTS)

14.
The terms, conditions and stipulations set out in that certain Water Quality Easement dated September 9, 2005, recorded under Document No. 2005171427 of the Official Public Records of Travis County, Texas, and as shown on survey dated June 13, 2006, prepared by William H. Ramsey, R.P.L.S. No. 4532. (LOTS 1 AND 6, BLOCK B)

15.
Terms, conditions and stipulations of that certain Edwards Aquifer Protection Plan approved February 23, 2006, evidenced by Affidavit recorded under Document No. 2006069610 of the Official Public Records of Travis County, Texas. (ALL LOTS)

16.
Terms, conditions and stipulations of that certain Edwards Aquifer Protection Plan approved August 27, 2004, evidenced by Affidavit recorded under Document No. 2005083668 of the Official Public Records of Travis County, Texas. (ALL LOTS)